CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1) (2)
Medium-Term Senior Notes, Series N	$4,145,000	$480.41
(1)	Calculated in accordance with Rule 457(r) of the Securities Act.

(2)

Pursuant to Rule 457(p) under the Securities Act, the $17,702.13 remaining of the registration fees previously paid with respect to unsold securities registered on Post-Effective Amendment No. 1 to Registration Statement File No. 333-157386, filed on February 11, 2011 by Citigroup Funding Inc., a wholly owned subsidiary of Citigroup Inc., and Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., and previously carried forward with respect to unsold securities registered on Registration Statement File No. 333-192302, filed on November 13, 2013 by Citigroup Inc., is being carried forward, of which $480.41 is offset against the registration fee due for this offering and of which $17,221.72 remains available for future registration fee offset. The most recent filing utilizing a portion of the registration fees previously paid with respect to unsold securities registered on these registration statements was filed on December 23, 2016. No additional registration fee has been paid with respect to this offering.  The effectiveness of each of the registration statements referred to in this footnote (2) has expired.  Please refer to footnote (1) to the “Calculation of Registration Fee” table in Post-Effective Amendment No. 1 to Registration Statement File No. 333-214120, filed on November 21, 2016 by Citigroup Inc.

Citigroup Global Markets Holdings Inc.	December 21, 2016 Medium-Term Senior Notes, Series N Pricing Supplement No. 2016-USNCH0279 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-214120 and 333-214120-03

Securities Based on a Basket of Thirty Stocks Due December 24, 2020

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an equally weighted basket (the “basket”) of thirty stocks as measured from the initial basket level to the final basket level.
▪	The securities offer modified exposure to the performance of the basket, with the opportunity to participate in a limited range of potential appreciation of the basket and a limited buffer against the potential depreciation of the basket as described below. In exchange for these features, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components during the term of the securities. In addition, investors in the securities must be willing to accept downside exposure to any depreciation of the basket in excess of the 10.00% buffer amount. If the basket depreciates by more than the buffer amount from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer amount.
▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	See page PS-2
Aggregate stated principal amount:	$4,145,000
Stated principal amount:	$1,000 per security
Pricing date:	December 21, 2016
Issue date:	December 27, 2016
Valuation date:	December 21, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component
Maturity date:	December 24, 2020
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

▪    If the final basket level is greater than or equal to the initial basket level:

$1,000 + the upside return amount, subject to the maximum return at maturity

▪    If the final basket level is less than the initial basket level by an amount less than or equal to the buffer amount:

$1,000

▪    If the final basket level is less than the initial basket level by an amount greater than the buffer amount:
($1,000 × the basket performance factor) + $100.00

If the basket depreciates by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial basket level:	100
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component: 1/30 × the component return of that basket component
Component return:	For each basket component: (final component price – initial component price) / initial component price
Final component price:	For each basket component, the closing price of that basket component on the valuation date
Upside return amount:	$1,000 × the basket percent increase × the upside participation rate
Basket percent increase:	The final basket level minus the initial basket level, divided by the initial basket level
Upside participation rate:	130.00%
Maximum return at maturity:	$400.00 per security (40.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will in no event exceed $1,400.00 per security.
Basket performance factor:	The final basket level divided by the initial basket level
Buffer amount:	10.00%
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$43.00	$957.00
Total:	$4,145,000.00	$178,235.00	$3,966,765.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $934.20 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fee-based advisory accounts will be $968.00 per security.

(3) The underwriting fee is variable but will not exceed $43.00 per security (or $11.00 per security in the case of sales to fee-based advisory accounts). The per security proceeds to issuer above represent the minimum per security proceeds to issuer, assuming the maximum per security underwriting fee. The total underwriting fee and proceeds to issuer shown above give effect to the actual amount of this variable underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks: Product Supplement No. EA-02-05 dated October 14, 2016      Prospectus Supplement and Prospectus each dated October 14, 2016

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

KEY TERMS (continued)
Basket:	Basket Component	Weighting	Initial Component Price*
	Common stock of Westlake Chemical Corporation (NYSE: “WLK”)	1/30	$57.47
	Common stock of Martin Marietta Materials, Inc. (NYSE: “MLM”)	1/30	$225.45
	Class A common stock of Summit Materials, Inc. (NYSE: “SUM”)	1/30	$24.45
	Common stock of Oshkosh Corporation (NYSE: “OSK”)	1/30	$66.57
	Common stock of The Manitowoc Company, Inc. (NYSE: “MTW”)	1/30	$6.09
	Common stock of Hubbell Incorporated (NYSE: “HUBB”)	1/30	$117.84
	Common stock of BWX Technologies, Inc. (NYSE: “BWXT”)	1/30	$39.15
	Common stock of Granite Construction Incorporated (NYSE: “GVA”)	1/30	$56.80
	Common stock of AECOM (NYSE: “ACM”)	1/30	$37.76
	Common stock of Fastenal Company (NASDAQ: “FAST”)	1/30	$48.14
	Common stock of W.W. Grainger, Inc. (NYSE: “GWW”)	1/30	$238.29
	Common stock of HD Supply Holdings, Inc. (NASDAQ: “HDS”)	1/30	$43.38
	Common stock of United Rentals, Inc. (NYSE: “URI”)	1/30	$108.48
	Common stock of Quanta Services, Inc. (NYSE: “PWR”)	1/30	$35.03
	Common stock of Fluor Corporation (NYSE: “FLR”)	1/30	$54.16
	Common stock of Kirby Corporation (NYSE: “KEX”)	1/30	$67.95
	Common stock of Reliance Steel & Aluminum Co. (NYSE: “RS”)	1/30	$83.01
	Common stock of USG Corporation (NYSE: “USG”)	1/30	$30.31
	Common stock of Compass Minerals International, Inc. (NYSE: “CMP”)	1/30	$81.50
	Common stock of Norfolk Southern Corporation (NYSE: “NSC”)	1/30	$108.05
	Common stock of CSX Corporation (NASDAQ: “CSX”)	1/30	$36.50
	Common stock of Union Pacific Corporation (NYSE: “UNP”)	1/30	$104.65
	Common stock of PPG Industries, Inc. (NYSE: “PPG”)	1/30	$95.87
	Common shares of Axalta Coating Systems Ltd. (NYSE: “AXTA”)	1/30	$27.27
	Common stock of Nucor Corporation (NYSE: “NUE”)	1/30	$62.14
	Common stock of Steel Dynamics, Inc. (NASDAQ: “STLD”)	1/30	$37.27
	Common stock of J.B. Hunt Transport Services, Inc. (NASDAQ: “JBHT”)	1/30	$97.01
	Common stock of Old Dominion Freight Line, Inc. (NASDAQ: “ODFL”)	1/30	$87.58
	Common stock of Republic Services, Inc. (NYSE: “RSG”)	1/30	$57.29
	Common stock of Covanta Holding Corporation (NYSE: “CVA”)	1/30	$15.45

* The initial component price for each basket component is the closing price of that basket component on the pricing date.

The basket is composed of companies that derive a significant portion of their revenues from infrastructure-related sectors, including construction equipment, materials and transport. Accordingly, the basket is subject to concentrated risks associated with those sectors. The securities are intended for investors who have made an independent determination to obtain investment exposure to the basket. Our offering of the securities is not a recommendation to make an investment linked to the basket. Furthermore, we make no representation about the ability of the basket to represent the performance of infrastructure-related sectors generally.

CUSIP / ISIN:	17324CDG8 / US17324CDG87

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of a basket component, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for

December 2016	PS-2

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. The initial component price of each basket component is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component price of each basket component is subject to adjustment upon the occurrence of any of the events described in that section.

Hypothetical Examples

The diagram below illustrates your payment at maturity on the securities for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends paid on the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—An investment in the securities is unlikely to outperform, and may significantly underperform, a direct investment in the basket components” below.

Payment at Maturity Diagram

■ The Securities	■ The Basket

Your actual payment at maturity per security will depend on the actual final basket level, which will depend on the actual closing price of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much. Hypothetical values in the examples have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (an approximately 5.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (1/30 times Hypothetical Component Return)
Common stock of Westlake Chemical Corporation	35.00%	1.17%

December 2016	PS-3

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Common stock of Martin Marietta Materials, Inc.	-35.00%	-1.17%
Class A common stock of Summit Materials, Inc.	20.00%	0.67%
Common stock of Oshkosh Corporation	25.00%	0.83%
Common stock of The Manitowoc Company, Inc.	-20.00%	-0.67%
Common stock of Hubbell Incorporated	10.00%	0.33%
Common stock of BWX Technologies, Inc.	20.00%	0.67%
Common stock of Granite Construction Incorporated	15.00%	0.50%
Common stock of AECOM	5.00%	0.17%
Common stock of Fastenal Company	-5.00%	-0.17%
Common stock of W.W. Grainger, Inc.	-25.00%	-0.83%
Common stock of HD Supply Holdings, Inc.	-20.00%	-0.67%
Common stock of United Rentals, Inc.	25.00%	0.83%
Common stock of Quanta Services, Inc.	-5.00%	-0.17%
Common stock of Fluor Corporation	-10.00%	-0.33%
Common stock of Kirby Corporation	-30.00%	-1.00%
Common stock of Reliance Steel & Aluminum Co.	-15.00%	-0.50%
Common stock of USG Corporation	-5.00%	-0.17%
Common stock of Compass Minerals International, Inc.	20.00%	0.67%
Common stock of Norfolk Southern Corporation	15.00%	0.50%
Common stock of CSX Corporation	35.00%	1.17%
Common stock of Union Pacific Corporation	10.00%	0.33%
Common stock of PPG Industries, Inc.	20.00%	0.67%
Common shares of Axalta Coating Systems Ltd.	5.00%	0.17%
Common stock of Nucor Corporation	25.00%	0.83%
Common stock of Steel Dynamics, Inc.	-10.00%	-0.33%
Common stock of J.B. Hunt Transport Services, Inc.	30.00%	1.00%
Common stock of Old Dominion Freight Line, Inc.	35.00%	1.17%
Common stock of Republic Services, Inc.	-5.00%	-0.17%
Common stock of Covanta Holding Corporation	-15.00%	-0.50%
Sum of hypothetical weighted component returns:		5.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 5%)
= 100 × 1.05
= 105
Basket percent increase	= (final basket level – initial basket level ) / initial basket level
= (105 – 100) / 100
= 5%

Payment at maturity per security = $1,000 + the upside return amount, subject to the maximum return at maturity of $400.00

= $1,000 + ($1,000 × the basket percent increase × the upside participation rate), subject to the maximum return at maturity of $400.00

= $1,000 + ($1,000 × 5.00% × 130.00%), subject to the maximum return at maturity of $400.00

= $1,000 + $65.00, subject to the maximum return at maturity of $400.00

= $1,065.00

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the upside return amount of $65.00 per security results in a total return at maturity of 6.50%, which is less than the maximum return at maturity of 40.00%, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security plus the upside return amount, or $1,065.00 per security.

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (an approximately 50.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (1/30 times Hypothetical Component Return)
Common stock of Westlake Chemical Corporation	45.00%	1.50%
Common stock of Martin Marietta Materials, Inc.	35.00%	1.17%
Class A common stock of Summit Materials, Inc.	75.00%	2.50%

December 2016	PS-4

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Common stock of Oshkosh Corporation	50.00%	1.67%
Common stock of The Manitowoc Company, Inc.	60.00%	2.00%
Common stock of Hubbell Incorporated	10.00%	0.33%
Common stock of BWX Technologies, Inc.	30.00%	1.00%
Common stock of Granite Construction Incorporated	20.00%	0.67%
Common stock of AECOM	30.00%	1.00%
Common stock of Fastenal Company	65.00%	2.17%
Common stock of W.W. Grainger, Inc.	50.00%	1.67%
Common stock of HD Supply Holdings, Inc.	45.00%	1.50%
Common stock of United Rentals, Inc.	60.00%	2.00%
Common stock of Quanta Services, Inc.	50.00%	1.67%
Common stock of Fluor Corporation	10.00%	0.33%
Common stock of Kirby Corporation	25.00%	0.83%
Common stock of Reliance Steel & Aluminum Co.	35.00%	1.17%
Common stock of USG Corporation	80.00%	2.67%
Common stock of Compass Minerals International, Inc.	90.00%	3.00%
Common stock of Norfolk Southern Corporation	60.00%	2.00%
Common stock of CSX Corporation	75.00%	2.50%
Common stock of Union Pacific Corporation	80.00%	2.67%
Common stock of PPG Industries, Inc.	75.00%	2.50%
Common shares of Axalta Coating Systems Ltd.	55.00%	1.83%
Common stock of Nucor Corporation	45.00%	1.50%
Common stock of Steel Dynamics, Inc.	65.00%	2.17%
Common stock of J.B. Hunt Transport Services, Inc.	50.00%	1.67%
Common stock of Old Dominion Freight Line, Inc.	70.00%	2.33%
Common stock of Republic Services, Inc.	10.00%	0.33%
Common stock of Covanta Holding Corporation	50.00%	1.67%
Sum of hypothetical weighted component returns:		50.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + 50%)
= 100 × 1.50
= 150

Basket percent increase	= (final basket level – initial basket level) / initial basket level
= (150 – 100) / 100
= 50%

Payment at maturity per security = $1,000 + the upside return amount, subject to the maximum return at maturity of $400.00

= $1,000 + ($1,000 × the basket percent increase × the upside participation rate), subject to the maximum return at maturity of $400.00

= $1,000 + ($1,000 × 50.00% × 130.00%), subject to the maximum return at maturity of $400.00

= $1,000 + $650.00, subject to the maximum return at maturity of $400.00

= $1,400.00

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the upside return amount of $650.00 per security results in a total return at maturity of 65.00%, which is greater than the maximum return at maturity of 40.00%, your payment at maturity in this scenario would equal the maximum payment at maturity of $1,400.00 per security. In this scenario, an investment in the securities would underperform a direct investment in the basket components.

Example 3—Par Scenario. The hypothetical final basket level is 95.00 (an approximately 5.00% decrease from the initial basket level), which is less than the initial basket level by an amount that is less than the buffer amount of 10.00%.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (1/30 times Hypothetical Component Return)
Common stock of Westlake Chemical Corporation	-10.00%	-0.33%
Common stock of Martin Marietta Materials, Inc.	-25.00%	-0.83%
Class A common stock of Summit Materials, Inc.	-20.00%	-0.67%
Common stock of Oshkosh Corporation	-35.00%	-1.17%
Common stock of The Manitowoc Company, Inc.	-5.00%	-0.17%
Common stock of Hubbell Incorporated	5.00%	0.17%
Common stock of BWX Technologies, Inc.	10.00%	0.33%
Common stock of Granite Construction Incorporated	20.00%	0.67%

December 2016	PS-5

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Common stock of AECOM	-15.00%	-0.50%
Common stock of Fastenal Company	15.00%	0.50%
Common stock of W.W. Grainger, Inc.	-25.00%	-0.83%
Common stock of HD Supply Holdings, Inc.	5.00%	0.17%
Common stock of United Rentals, Inc.	10.00%	0.33%
Common stock of Quanta Services, Inc.	-30.00%	-1.00%
Common stock of Fluor Corporation	-5.00%	-0.17%
Common stock of Kirby Corporation	-15.00%	-0.50%
Common stock of Reliance Steel & Aluminum Co.	-20.00%	-0.67%
Common stock of USG Corporation	-35.00%	-1.17%
Common stock of Compass Minerals International, Inc.	5.00%	0.17%
Common stock of Norfolk Southern Corporation	25.00%	0.83%
Common stock of CSX Corporation	-15.00%	-0.50%
Common stock of Union Pacific Corporation	-10.00%	-0.33%
Common stock of PPG Industries, Inc.	-5.00%	-0.17%
Common shares of Axalta Coating Systems Ltd.	5.00%	0.17%
Common stock of Nucor Corporation	20.00%	0.67%
Common stock of Steel Dynamics, Inc.	-15.00%	-0.50%
Common stock of J.B. Hunt Transport Services, Inc.	30.00%	1.00%
Common stock of Old Dominion Freight Line, Inc.	5.00%	0.17%
Common stock of Republic Services, Inc.	-30.00%	-1.00%
Common stock of Covanta Holding Corporation	10.00%	0.33%
Sum of hypothetical weighted component returns:		-5.00%

Payment at maturity per security = $1,000

Because the basket did not depreciate from the initial basket level to the hypothetical final basket level by more than the 10.00% buffer amount, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security.

Example 4—Downside Scenario. The hypothetical final basket level is 30.00 (an approximately 70.00% decrease from the initial basket level), which is less than the initial basket level by an amount that is more than the buffer amount of 10.00%.

Basket Component	Hypothetical Component Return	Hypothetical Weighted Component Return (1/30 times Hypothetical Component Return)
Common stock of Westlake Chemical Corporation	-50.00%	-1.67%
Common stock of Martin Marietta Materials, Inc.	-55.00%	-1.83%
Class A common stock of Summit Materials, Inc.	-85.00%	-2.83%
Common stock of Oshkosh Corporation	-25.00%	-0.83%
Common stock of The Manitowoc Company, Inc.	-75.00%	-2.50%
Common stock of Hubbell Incorporated	-70.00%	-2.33%
Common stock of BWX Technologies, Inc.	-65.00%	-2.17%
Common stock of Granite Construction Incorporated	-55.00%	-1.83%
Common stock of AECOM	-45.00%	-1.50%
Common stock of Fastenal Company	-75.00%	-2.50%
Common stock of W.W. Grainger, Inc.	-40.00%	-1.33%
Common stock of HD Supply Holdings, Inc.	-30.00%	-1.00%
Common stock of United Rentals, Inc.	-60.00%	-2.00%
Common stock of Quanta Services, Inc.	-80.00%	-2.67%
Common stock of Fluor Corporation	-75.00%	-2.50%
Common stock of Kirby Corporation	-70.00%	-2.33%
Common stock of Reliance Steel & Aluminum Co.	-85.00%	-2.83%
Common stock of USG Corporation	-90.00%	-3.00%
Common stock of Compass Minerals International, Inc.	-80.00%	-2.67%
Common stock of Norfolk Southern Corporation	-70.00%	-2.33%
Common stock of CSX Corporation	-75.00%	-2.50%
Common stock of Union Pacific Corporation	-85.00%	-2.83%
Common stock of PPG Industries, Inc.	-65.00%	-2.17%
Common shares of Axalta Coating Systems Ltd.	-80.00%	-2.67%
Common stock of Nucor Corporation	-95.00%	-3.17%
Common stock of Steel Dynamics, Inc.	-90.00%	-3.00%
Common stock of J.B. Hunt Transport Services, Inc.	-85.00%	-2.83%
Common stock of Old Dominion Freight Line, Inc.	-90.00%	-3.00%
Common stock of Republic Services, Inc.	-75.00%	-2.50%

December 2016	PS-6

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Common stock of Covanta Holding Corporation	-80.00%	-2.67%
Sum of hypothetical weighted component returns:		-70.00%

Final basket level	= 100 × (1 + sum of weighted component returns)
= 100 × (1 + -70%)
= 100 × 0.3
= 30
Basket performance factor	= final basket level / initial basket level
= 30 / 100
= 30%

Payment at maturity per security = ($1,000 × the basket performance factor) + $100.00

= ($1,000 × 30.00%) + $100.00

= $400.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level by more than the 10.00% buffer amount, your payment at maturity would reflect 1-to-1 exposure to the negative performance of the basket beyond the 10.00% buffer amount.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose up to 90.00% of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the basket depreciates by more than the buffer amount, you will lose 1% of the stated principal amount of the securities for every 1% by which that depreciation exceeds the buffer amount.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 40.00%, which is equivalent to a maximum return at maturity of $400.00 per security. Taking into account the upside participation rate, any increase in the final basket level over the initial basket level by more than approximately 30.77% will not increase your return on the securities and will progressively reduce the effective rate of participation provided by the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive any dividends or distributions or any other rights with respect to the basket components. If any change to a basket component is proposed, such as an amendment to a basket component issuer’s certificate of incorporation, you will not have the right to vote on such change, but you will be subject to such change to the extent that it affects the market price of the basket component. Any such change may adversely affect the market price of a basket component.

▪	An investment in the securities is unlikely to outperform, and may significantly underperform, a direct investment in the basket components. Although the securities offer participation in any appreciation of the basket at a rate of 130.00%, and although the securities offer a 10.00% buffer against any depreciation of the basket, these features may not fully compensate you for forgone dividends on the basket components over the 4-year term of the securities. At best, these features are unlikely to do more than approximately compensate you for forgone dividends. As a result, the securities are unlikely to outperform a direct investment in the basket components. Furthermore, depending on the performance of the basket and the amount of dividends paid on the basket components over the term of the securities, these features may fail to fully compensate you for forgone dividends, and as a result the securities may significantly underperform a direct investment in the basket components. This

December 2016	PS-7

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

underperformance risk is in addition to the underperformance risk resulting from the maximum return at maturity. The securities are designed for investors who seek the convenience of obtaining access to the basket through an investment in a single instrument, but are not for investors who seek to outperform a direct investment in the basket or who are unwilling to accept the risk of significantly underperforming a direct investment in the basket.

▪	Your payment at maturity depends on the closing prices of the basket components on a single day. Because your payment at maturity depends solely on the closing prices of the basket components on the valuation date, you are subject to the risk that the closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing prices of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

December 2016	PS-8

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Investors in the securities have concentrated exposure to risks associated with infrastructure-related sectors. The basket component issuers are companies that derive a significant portion of their revenues from one or more infrastructure-related sectors, including construction equipment, materials and transport. As a result, investors in the securities will have concentrated exposure to risks relating to these sectors. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The basket components may offset each other. At a time when certain basket components perform favorably, other basket components may perform unfavorably. Any basket components with unfavorable performance will offset any favorable performance of the other basket components. Although the basket component issuers all derive a significant portion of their revenues from infrastructure-related sectors and will be subject to risks specific to these sectors, the basket component issuers operate in various sectors and have varying risks. In addition, the basket component issuers will be subject to risks specific to each company. The fact that we are offering a security linked to the basket components does not indicate that we believe the basket components are or are not correlated with each other. An investor should review the publicly available information regarding the issuers of the basket components to reach one’s own independent conclusion as to the relationship among the basket components and in order to evaluate any other relevant characteristics related to the issuers of the basket components. Neither we nor any of our subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among the basket components.

▪	The historical performance of the basket components is not an indication of their future performance. The historical performance of the basket components, which is included in this pricing supplement, should not be taken as an indication of their future performances during the term of the securities.

▪	Even if a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on a basket component unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the basket component on the date of declaration of the dividend. Any dividend will reduce the closing price of a basket component by the amount of the dividend per share. If a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market prices of the basket components. For example, the calculation agent will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the basket components. Moreover, the adjustments the calculation agent does make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the basket components would not.

December 2016	PS-9

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

▪	If any basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting of Company Shares” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than the original issuer of a basket component upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of its common stock to receive stock of another entity, the stock of such other entity will become the common stock represented by the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares representing the common stock of another issuer to be a successor basket component. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares” in the accompanying product supplement.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket components differ in important respects, they each derive a significant portion of their revenues from infrastructure-related sectors. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	Our offering of the securities is not a recommendation of the basket, the basket components or the economic sectors in which the basket components operate. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components over the term of the securities, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the values of the basket components in a way that has a negative impact on your interests as a holder of the securities.

Furthermore, although the basket component issuers are companies that derive a significant portion of their revenues from one or more infrastructure-related sectors, we make no representation that the particular basket components included in the basket are representative of those sectors generally. The basket may perform poorly even if those sectors generally perform well. Investors should make an independent investigation into the basket components and make an independent determination whether to obtain exposure to the basket through an investment in the securities.

▪	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the basket components and other financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the basket component issuers that may require dilution adjustments or the delisting of the basket components, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department

December 2016	PS-10

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily levels of the basket for the period from March 12, 2015 to December 21, 2016, assuming that the basket was created on March 12, 2015 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates.

We have provided hypothetical historical performance information for the basket from March 12, 2015 because that is the earliest date from which trading information is available for each of the basket components. The hypothetical historical performance information below covers only a limited period of time and therefore does not reflect a variety of market circumstances. We obtained these closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance March 12, 2015 to December 21, 2016

Information About the Basket Components

The information set forth below about the issuer of each basket component has been obtained from publicly available sources, without independent verification. Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by the issuer of each basket component with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each of these issuers can be located by reference to its SEC file number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

December 2016	PS-11

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

This pricing supplement relates only to the securities offered hereby and does not relate to the basket components. We have derived all disclosures contained in this pricing supplement regarding the issuers of the basket components from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the basket components, such publicly available documents or any other publicly available information regarding those issuers.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The issuers of the basket components are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities. Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the performance of the basket components. You should review the publicly available information regarding the issuers of the basket components described above in order to reach your own conclusion as to the relationship among the basket components and in order to evaluate any other relevant characteristics related to the issuers of the basket components. Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the characteristics of the basket components or any relationship or correlation among the basket components.

Westlake Chemical Corporation is a global manufacturer and marketer of basic chemicals, vinyls, polymers and building products. Its SEC file number is 001-32260. The shares of common stock of Westlake Chemical Corporation trade on the NYSE under the ticker symbol of “WLK.”

Martin Marietta Materials, Inc. is a supplier of aggregates products (crushed stone, sand, and gravel) for the construction industry, used for the construction of infrastructure, nonresidential, and residential projects. Its SEC file number is 001-12744. The shares of common stock of Martin Marietta Materials, Inc. trade on the NYSE under the ticker symbol of “MLM.”

Summit Materials, Inc. is a supplier of construction materials and related downstream products. Its SEC file number is 001-36873. The shares of class A common stock of Summit Materials, Inc. trade on the NYSE under the ticker symbol of “SUM.”

Oshkosh Corporation is a designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies. Its SEC file number is 001-31371. The shares of common stock of Oshkosh Corporation trade on the NYSE under the ticker symbol of “OSK.”

The Manitowoc Company, Inc. is a provider of engineered lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Its SEC file number is 001-11978. The shares of common stock of The Manitowoc Company, Inc. trade on the NYSE under the ticker symbol of “MTW.”

Hubbell Incorporated is primarily engaged in the design, manufacture and sale of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Its SEC file number is 001-02958. The shares of common stock of Hubbell Incorporated trade on the NYSE under the ticker symbol of “HUBB.”

BWX Technologies, Inc. designs, engineers and manufactures precision naval nuclear components, reactors and nuclear fuel and provides a variety of products and services to customers in the nuclear power industry. Its SEC file number is 001-34658. The shares of common stock of BWX Technologies, Inc. trade on the NYSE under the ticker symbol of “BWXT.”

Granite Construction Incorporated is a diversified heavy civil contractor and construction materials producer that delivers infrastructure solutions for public and private clients in North America. Its SEC file number is 001-12911. The shares of common stock of Granite Construction Incorporated trade on the NYSE under the ticker symbol of “GVA.”

AECOM designs, builds, finances and operates infrastructure assets for governments, businesses and organizations. Its SEC file number is 000-52423. The shares of common stock of AECOM trade on the NYSE under the ticker symbol of “ACM.”

Fastenal Company sells industrial and construction supplies to end-users. Its SEC file number is 000-16125. The shares of common stock of Fastenal Company trade on the NASDAQ Global Select Market under the ticker symbol of “FAST.”

W.W. Grainger, Inc. is a broad line distributor of maintenance, repair and operating supplies and other related products and services used by businesses and institutions. Its SEC file number is 001-05684. The shares of common stock of W.W. Grainger, Inc. trade on the NYSE under the ticker symbol of “GWW.”

HD Supply Holdings, Inc. provides a range of products and services to the maintenance, repair and operations, infrastructure and special construction market sectors in the United States and Canada. Its SEC file number is 001-35979. The shares of common stock of HD Supply Holdings, Inc. trade on the NASDAQ Global Select Market under the ticker symbol of “HDS.”

United Rentals, Inc. is an equipment rental company that rents equipment to construction and industrial companies, manufacturers, utilities, municipalities, homeowners, government entities and other customers. Its SEC file number is 001-14387. The shares of common stock of United Rentals, Inc. trade on the NYSE under the ticker symbol of “URI.”

Quanta Services, Inc. provides design, installation, upgrade, repair and maintenance services for electric power transmission and distribution networks, substation facilities, renewable energy facilities, pipeline transmission and distribution systems and facilities, and infrastructure services for the offshore and inland water energy markets. Its SEC file number is 001-13831. The shares of common stock of Quanta Services, Inc. trade on the NYSE under the ticker symbol of “PWR.”

Fluor Corporation is a holding company that owns the stock of a number of subsidiaries that provide engineering, procurement, construction, fabrication, modularization, commissioning, maintenance and project management services on a global basis. Its SEC file number is 001-16129. The shares of common stock of Fluor Corporation trade on the NYSE under the ticker symbol of “FLR.”

December 2016	PS-12

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Kirby Corporation transports petrochemicals, black oil, refined petroleum products, agricultural chemicals and dry-bulk commodities and provides after-market services for diesel engines, transmissions, pumps and oilfield service equipment. Its SEC file number is 001-07615. The shares of common stock of Kirby Corporation trade on the NYSE under the ticker symbol of “KEX.”

Reliance Steel & Aluminum Co. provides metals processing services and distribute metal products, including alloy, aluminum, brass, copper, carbon steel, stainless steel, titanium and specialty steel products, to customers in a broad range of industries. Its SEC file number is 001-13122. The shares of common stock of Reliance Steel & Aluminum Co. trade on the NYSE under the ticker symbol of “RS.”

USG Corporation, through its subsidiaries, is a manufacturer and distributor of building materials. Its SEC file number is 001-08864. The shares of common stock of USG Corporation trade on the NYSE under the ticker symbol of “USG.”

Compass Minerals International, Inc. is a producer and marketer of essential minerals, including salt, sulfate of potash specialty fertilizer, magnesium chloride and micronutrients. Its SEC file number is 001-31921. The shares of common stock of Compass Minerals International, Inc. trade on the NYSE under the ticker symbol of “CMP.”

Norfolk Southern Corporation is engaged in the rail transportation of raw materials, intermediate products, and finished goods in the United States and transports overseas freight through Atlantic and Gulf Coast ports. Its SEC file number is 001-08339. The shares of common stock of Norfolk Southern Corporation trade on the NYSE under the ticker symbol of “NSC.”

CSX Corporation provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers. Its SEC file number is 001-08022. The shares of common stock of CSX Corporation trade on the NASDAQ Global Select Stock Market under the ticker symbol of “CSX.”

Union Pacific Corporation engages in rail transportation of agricultural products, automotive vehicles, chemicals, coal, industrial products and import and export containers. Its SEC file number is 001-06075. The shares of common stock of Union Pacific Corporation trade on the NYSE under the ticker symbol of “UNP.”

PPG Industries, Inc. manufactures and distributes a broad range of coatings, specialty materials and glass products. Its SEC file number is 001-01687. The shares of common stock of PPG Industries, Inc. trade on the NYSE under the ticker symbol of “PPG.”

Axalta Coating Systems Ltd. is a global manufacturer, marketer and distributor of high performance coatings systems. Its SEC file number is 001-36733. The shares of common shares of Axalta Coating Systems Ltd. trade on the NYSE under the ticker symbol of “AXTA.”

Nucor Corporation manufactures direct reduced iron, steel and steel products. Its SEC file number is 001-04119. The shares of common stock of Nucor Corporation trade on the NYSE under the ticker symbol of “NUE.”

Steel Dynamics, Inc. manufactures and sells steel products, processes and sells recycled ferrous and nonferrous metals, and fabricates and sells steel joist and deck products. Its SEC file number is 000-21719. The shares of common stock of Steel Dynamics, Inc. trade on the NASDAQ Global Select Stock Market under the ticker symbol of “STLD.”

J.B. Hunt Transport Services, Inc. provides transportation and delivery services. Its SEC file number is 000-11757. The shares of common stock of J.B. Hunt Transport Services, Inc. trade on the NASDAQ Global Select Market under the ticker symbol of “JBHT.”

Old Dominion Freight Line, Inc. provides ground and air expedited transportation and consumer household pickup and delivery. Its SEC file number is 000-19582. The shares of common stock of Old Dominion Freight Line, Inc. trade on the NASDAQ Global Select Market under the ticker symbol of “ODFL.”

Republic Services, Inc. is a provider of non-hazardous solid waste collection, transfer, disposal, recycling, and energy services in the United States. Its SEC file number is 001-14267. The shares of common stock of Republic Services, Inc. trade on the NYSE under the ticker symbol of “RSG.”

Covanta Holding Corporation, through its subsidiaries, provides waste and energy services. Its SEC file number is 001-06732. The shares of common stock of Covanta Holding Corporation trade on the NYSE under the ticker symbol of “CVA.”

Historical Data on the Basket Components

The following tables and associated graphs set forth the published quarterly high and low closing prices and the daily closing prices, respectively, from January 2, 2008 (or the more recent date on which the applicable basket component began trading) through December 21, 2016 for each basket component. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the basket components shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below.  Past movements of the basket components are not indicative of future prices of the basket components.

December 2016	PS-13

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Historical Performance of Westlake Chemical Corporation

Westlake Chemical Corporation	High	Low	Dividends
2008
First Quarter	$10.97	$6.51	$0.02500
Second Quarter	$8.87	$6.81	$0.02500
Third Quarter	$10.97	$6.60	$0.02625
Fourth Quarter	$10.92	$6.23	$0.02625
2009
First Quarter	$8.34	$5.20	$0.02625
Second Quarter	$11.04	$7.52	$0.02625
Third Quarter	$14.09	$9.49	$0.02875
Fourth Quarter	$13.88	$12.14	$0.02875
2010
First Quarter	$12.90	$9.83	$0.02875
Second Quarter	$14.89	$9.28	$0.02875
Third Quarter	$15.07	$8.78	$0.03175
Fourth Quarter	$21.80	$14.76	$0.03175
2011
First Quarter	$28.10	$19.28	$0.03175
Second Quarter	$33.09	$24.38	$0.03175
Third Quarter	$27.46	$17.14	$0.03688
Fourth Quarter	$21.82	$16.16	$0.03688
2012
First Quarter	$33.09	$20.43	$0.03688
Second Quarter	$32.81	$24.34	$0.03688
Third Quarter	$37.76	$26.06	$0.09375
Fourth Quarter	$40.05	$35.00	$1.96875
2013
First Quarter	$48.61	$40.87	$0.09375
Second Quarter	$48.97	$39.31	$0.09375
Third Quarter	$53.41	$48.86	$0.11250
Fourth Quarter	$61.04	$52.48	$0.11250
2014
First Quarter	$68.73	$57.66	$0.12600
Second Quarter	$84.77	$62.36	$0.12600
Third Quarter	$97.96	$84.22	$0.16500
Fourth Quarter	$83.43	$53.67	$0.16500
2015
First Quarter	$72.49	$55.20	$0.16500
Second Quarter	$78.59	$67.98	$0.16500
Third Quarter	$66.69	$49.82	$0.18150
Fourth Quarter	$62.09	$52.86	$0.18150
2016
First Quarter	$53.60	$41.01	$0.18150
Second Quarter	$52.22	$39.88	$0.18150
Third Quarter	$53.50	$41.21	$0.19060
Fourth Quarter (through December 21, 2016)	$59.17	$49.84	$0.19060

The closing price of the common stock of Westlake Chemical Corporation on December 21, 2016 was $57.47.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Westlake Chemical Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Westlake Chemical Corporation.

December 2016	PS-14

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Westlake Chemical Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Martin Marietta Materials, Inc.

Martin Marietta Materials, Inc.	High	Low	Dividends
2008
First Quarter	$127.14	$95.67	$0.34500
Second Quarter	$122.09	$103.59	$0.34500
Third Quarter	$120.42	$91.75	$0.40000
Fourth Quarter	$105.88	$60.29	$0.40000
2009
First Quarter	$104.24	$68.37	$0.40000
Second Quarter	$94.21	$77.60	$0.40000
Third Quarter	$102.57	$74.49	$0.40000
Fourth Quarter	$95.70	$79.52	$0.40000
2010
First Quarter	$92.68	$75.95	$0.40000
Second Quarter	$99.81	$84.81	$0.40000
Third Quarter	$88.40	$72.61	$0.40000
Fourth Quarter	$94.80	$77.59	$0.40000
2011
First Quarter	$93.00	$81.62	$0.40000
Second Quarter	$92.06	$79.07	$0.40000
Third Quarter	$81.37	$61.89	$0.40000
Fourth Quarter	$78.26	$61.62	$0.40000
2012
First Quarter	$89.52	$74.19	$0.40000
Second Quarter	$85.72	$64.56	$0.40000
Third Quarter	$90.93	$73.33	$0.40000
Fourth Quarter	$95.59	$81.88	$0.40000
2013
First Quarter	$104.88	$94.63	$0.40000
Second Quarter	$112.09	$93.56	$0.40000
Third Quarter	$106.43	$94.91	$0.40000
Fourth Quarter	$102.83	$94.79	$0.40000

December 2016	PS-15

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Martin Marietta Materials, Inc.	High	Low	Dividends
2014
First Quarter	$128.35	$98.70	$0.40000
Second Quarter	$134.91	$116.89	$0.40000
Third Quarter	$132.25	$124.23	$0.40000
Fourth Quarter	$130.27	$104.81	$0.40000
2015
First Quarter	$145.23	$104.58	$0.40000
Second Quarter	$155.32	$135.81	$0.40000
Third Quarter	$176.51	$143.86	$0.40000
Fourth Quarter	$165.07	$136.58	$0.40000
2016
First Quarter	$159.51	$117.00	$0.40000
Second Quarter	$193.15	$159.36	$0.40000
Third Quarter	$205.70	$173.95	$0.42000
Fourth Quarter (through December 21, 2016)	$233.52	$169.19	$0.00000

The closing price of the common stock of Martin Marietta Materials, Inc. on December 21, 2016 was $225.45.

On November 11, 2016, Martin Marietta Materials, Inc. declared a cash dividend of $0.42000 per share of common stock payable on December 30, 2016. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Martin Marietta Materials, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Martin Marietta Materials, Inc.

Martin Marietta Materials, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Summit Materials, Inc.

The class A common stock of Summit Materials, Inc. began trading on March 12, 2015 and therefore has a limited historical performance.

Summit Materials, Inc.	High	Low	Dividends
2015
First Quarter (beginning March 12, 2015)	$21.56	$20.42	$0.00000
Second Quarter	$27.98	$20.36	$0.00000
Third Quarter	$25.99	$17.68	$0.00000
Fourth Quarter	$23.93	$18.40	$0.01500

December 2016	PS-16

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Summit Materials, Inc.	High	Low	Dividends
2016
First Quarter	$19.62	$13.66	$0.00000
Second Quarter	$22.24	$18.21	$0.00000
Third Quarter	$22.15	$17.58	$0.00000
Fourth Quarter (through December 21, 2016)	$24.48	$18.07	$0.00000

The closing price of the class A common stock of Summit Materials, Inc. on December 21, 2016 was $24.45.

On December 2, 2016, Summit Materials, Inc. declared a cash dividend of $0.01200 per share of class A common stock payable on December 28, 2016. We make no representation as to the amount of dividends, if any, that may be paid on the class A common stock of Summit Materials, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Summit Materials, Inc.

Summit Materials, Inc. – Historical Closing Prices March 12, 2015 to December 21, 2016

Historical Performance of Oshkosh Corporation

Oshkosh Corporation	High	Low	Dividends
2008
First Quarter	$46.21	$35.60	$0.10000
Second Quarter	$40.70	$20.69	$0.10000
Third Quarter	$20.55	$9.09	$0.10000
Fourth Quarter	$12.32	$3.92	$0.10000
2009
First Quarter	$12.00	$4.95	$0.10000
Second Quarter	$15.10	$7.00	$0.00000
Third Quarter	$34.20	$18.43	$0.00000
Fourth Quarter	$41.62	$29.52	$0.00000
2010
First Quarter	$41.68	$34.81	$0.00000
Second Quarter	$43.84	$31.16	$0.00000
Third Quarter	$34.38	$24.88	$0.00000

December 2016	PS-17

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Oshkosh Corporation	High	Low	Dividends
Fourth Quarter	$35.62	$27.68	$0.00000
2011
First Quarter	$39.27	$33.35	$0.00000
Second Quarter	$36.36	$25.67	$0.00000
Third Quarter	$32.95	$15.74	$0.00000
Fourth Quarter	$22.76	$14.51	$0.00000
2012
First Quarter	$26.29	$22.02	$0.00000
Second Quarter	$23.84	$18.70	$0.00000
Third Quarter	$29.76	$19.26	$0.00000
Fourth Quarter	$31.42	$26.85	$0.00000
2013
First Quarter	$42.49	$31.58	$0.00000
Second Quarter	$41.66	$34.92	$0.00000
Third Quarter	$49.12	$38.19	$0.00000
Fourth Quarter	$53.54	$47.11	$0.15000
2014
First Quarter	$58.87	$48.99	$0.15000
Second Quarter	$60.03	$52.10	$0.15000
Third Quarter	$57.59	$44.15	$0.15000
Fourth Quarter	$49.28	$40.35	$0.17000
2015
First Quarter	$49.13	$39.23	$0.17000
Second Quarter	$54.90	$42.38	$0.17000
Third Quarter	$42.05	$35.23	$0.17000
Fourth Quarter	$43.86	$35.85	$0.19000
2016
First Quarter	$41.05	$30.33	$0.19000
Second Quarter	$48.85	$38.79	$0.19000
Third Quarter	$56.90	$46.06	$0.19000
Fourth Quarter (through December 21, 2016)	$71.55	$52.58	$0.21000

The closing price of the common stock of Oshkosh Corporation on December 21, 2016 was $66.57.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Oshkosh Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Oshkosh Corporation.

Oshkosh Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

December 2016	PS-18

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Historical Performance of The Manitowoc Company, Inc.

The Manitowoc Company, Inc.	High	Low	Dividends
2008
First Quarter	$9.93	$7.30	$0.02000
Second Quarter	$9.48	$6.80	$0.02000
Third Quarter	$6.67	$3.28	$0.02000
Fourth Quarter	$3.28	$0.97	$0.02000
2009
First Quarter	$2.15	$0.51	$0.02000
Second Quarter	$1.65	$0.73	$0.02000
Third Quarter	$2.21	$0.93	$0.02000
Fourth Quarter	$2.46	$1.72	$0.02000
2010
First Quarter	$2.90	$2.20	$0.00000
Second Quarter	$3.37	$1.93	$0.00000
Third Quarter	$2.56	$1.82	$0.00000
Fourth Quarter	$2.82	$2.25	$0.08000
2011
First Quarter	$4.64	$2.73	$0.00000
Second Quarter	$4.84	$3.19	$0.00000
Third Quarter	$3.82	$1.42	$0.00000
Fourth Quarter	$2.63	$1.27	$0.08000
2012
First Quarter	$3.53	$2.06	$0.00000
Second Quarter	$3.11	$2.05	$0.00000
Third Quarter	$3.13	$2.14	$0.00000
Fourth Quarter	$3.34	$2.78	$0.08000
2013
First Quarter	$4.49	$3.41	$0.00000
Second Quarter	$4.44	$3.57	$0.00000
Third Quarter	$4.56	$3.86	$0.00000
Fourth Quarter	$4.95	$3.89	$0.08000
2014
First Quarter	$6.88	$4.82	$0.00000
Second Quarter	$6.96	$5.72	$0.00000
Third Quarter	$7.02	$4.96	$0.00000
Fourth Quarter	$4.87	$3.51	$0.08000
2015
First Quarter	$4.82	$3.74	$0.00000
Second Quarter	$4.74	$3.99	$0.00000
Third Quarter	$4.10	$3.08	$0.00000
Fourth Quarter	$3.67	$2.99	$0.08000
2016
First Quarter	$4.54	$2.64	$0.00000
Second Quarter	$6.05	$4.23	$0.00000
Third Quarter	$5.79	$4.29	$0.00000
Fourth Quarter (through December 21, 2016)	$6.20	$3.67	$0.00000

The closing price of the common stock of The Manitowoc Company, Inc. on December 21, 2016 was $6.09.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of The Manitowoc Company, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Manitowoc Company, Inc.

December 2016	PS-19

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

The Manitowoc Company, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Hubbell Incorporated

Hubbell Incorporated	High	Low	Dividends
2008
First Quarter	$50.56	$42.40	$0.33000
Second Quarter	$48.63	$39.87	$0.33000
Third Quarter	$44.65	$33.57	$0.35000
Fourth Quarter	$36.64	$25.88	$0.35000
2009
First Quarter	$34.60	$22.15	$0.35000
Second Quarter	$36.58	$27.80	$0.35000
Third Quarter	$43.03	$31.64	$0.35000
Fourth Quarter	$48.05	$40.67	$0.35000
2010
First Quarter	$51.07	$43.06	$0.35000
Second Quarter	$52.51	$39.66	$0.36000
Third Quarter	$50.82	$38.46	$0.36000
Fourth Quarter	$61.10	$49.31	$0.36000
2011
First Quarter	$71.03	$59.22	$0.36000
Second Quarter	$72.70	$62.07	$0.38000
Third Quarter	$67.01	$49.17	$0.38000
Fourth Quarter	$67.15	$47.97	$0.38000
2012
First Quarter	$79.39	$67.80	$0.38000
Second Quarter	$81.31	$72.82	$0.41000
Third Quarter	$83.34	$78.85	$0.41000
Fourth Quarter	$86.48	$78.95	$0.86000
2013
First Quarter	$97.73	$84.80	$0.45000
Second Quarter	$102.68	$91.94	$0.45000
Third Quarter	$110.90	$99.63	$0.45000
Fourth Quarter	$109.29	$101.51	$0.50000

December 2016	PS-20

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

2014
First Quarter	$121.39	$107.03	$0.50000
Second Quarter	$125.16	$113.07	$0.50000
Third Quarter	$126.41	$116.35	$0.50000
Fourth Quarter	$124.20	$101.44	$0.56000
2015
First Quarter	$116.29	$102.61	$0.56000
Second Quarter	$111.74	$108.03	$0.56000
Third Quarter	$108.40	$82.96	$0.56000
Fourth Quarter	$103.30	$85.25	$0.63000
2016
First Quarter	$105.93	$86.29	$0.63000
Second Quarter	$109.20	$98.17	$0.63000
Third Quarter	$108.79	$102.12	$0.63000
Fourth Quarter (through December 21, 2016)	$118.54	$101.55	$0.70000

The closing price of the common stock of Hubbell Incorporated on December 21, 2016 was $117.84.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Hubbell Incorporated in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Hubbell Incorporated.

Hubbell Incorporated – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of BWX Technologies, Inc.

The common stock of BWX Technologies, Inc. began trading on July 12, 2010 and therefore has a limited historical performance.

BWX Technologies, Inc.	High	Low	Dividends
2010
Third Quarter (beginning July 12, 2010)	$17.66	$14.39	$0.00000
Fourth Quarter	$18.58	$15.21	$0.00000
2011
First Quarter	$25.45	$18.43	$0.00000
Second Quarter	$24.26	$19.18	$0.00000
Third Quarter	$19.85	$13.27	$0.00000
Fourth Quarter	$17.86	$13.92	$0.00000

December 2016	PS-21

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

2012
First Quarter	$19.84	$16.77	$0.00000
Second Quarter	$18.55	$16.47	$0.00000
Third Quarter	$19.31	$17.15	$0.00000
Fourth Quarter	$19.11	$16.70	$0.08000
2013
First Quarter	$20.33	$18.11	$0.08000
Second Quarter	$21.95	$18.54	$0.08000
Third Quarter	$24.45	$21.44	$0.08000
Fourth Quarter	$24.70	$22.17	$0.10000
2014
First Quarter	$25.21	$23.28	$0.10000
Second Quarter	$25.39	$22.80	$0.10000
Third Quarter	$23.92	$19.81	$0.10000
Fourth Quarter	$21.97	$19.87	$0.10000
2015
First Quarter	$22.96	$19.33	$0.10000
Second Quarter	$24.36	$22.56	$0.10000
Third Quarter	$26.70	$24.12	$0.06000
Fourth Quarter	$32.23	$26.32	$0.06000
2016
First Quarter	$34.33	$27.09	$0.09000
Second Quarter	$36.15	$32.36	$0.09000
Third Quarter	$39.66	$34.82	$0.09000
Fourth Quarter (through December 21, 2016)	$40.52	$36.37	$0.09000

The closing price of the common stock of BWX Technologies, Inc. on December 21, 2016 was $39.15.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of BWX Technologies, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of BWX Technologies, Inc.

BWX Technologies, Inc. – Historical Closing Prices July 12, 2010 to December 21, 2016

December 2016	PS-22

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Historical Performance of Granite Construction Incorporated

Granite Construction Incorporated	High	Low	Dividends
2008
First Quarter	$39.39	$27.04	$0.13000
Second Quarter	$37.48	$30.07	$0.13000
Third Quarter	$41.12	$30.83	$0.13000
Fourth Quarter	$49.09	$22.67	$0.13000
2009
First Quarter	$44.78	$30.64	$0.13000
Second Quarter	$44.74	$33.22	$0.13000
Third Quarter	$36.35	$29.81	$0.13000
Fourth Quarter	$34.48	$27.36	$0.13000
2010
First Quarter	$35.82	$27.63	$0.13000
Second Quarter	$34.06	$23.58	$0.13000
Third Quarter	$24.79	$21.44	$0.13000
Fourth Quarter	$29.23	$22.85	$0.13000
2011
First Quarter	$29.26	$24.57	$0.13000
Second Quarter	$28.42	$24.23	$0.13000
Third Quarter	$25.87	$17.15	$0.13000
Fourth Quarter	$26.56	$17.78	$0.13000
2012
First Quarter	$30.16	$24.35	$0.13000
Second Quarter	$29.13	$21.66	$0.13000
Third Quarter	$30.28	$24.40	$0.13000
Fourth Quarter	$34.43	$28.14	$0.13000
2013
First Quarter	$37.54	$30.15	$0.13000
Second Quarter	$32.09	$26.83	$0.13000
Third Quarter	$32.22	$28.32	$0.13000
Fourth Quarter	$34.98	$28.64	$0.13000
2014
First Quarter	$40.24	$31.52	$0.13000
Second Quarter	$40.29	$34.53	$0.13000
Third Quarter	$37.06	$31.81	$0.13000
Fourth Quarter	$38.70	$30.52	$0.13000
2015
First Quarter	$37.29	$31.70	$0.13000
Second Quarter	$38.17	$34.14	$0.13000
Third Quarter	$35.73	$29.65	$0.13000
Fourth Quarter	$44.25	$29.12	$0.13000
2016
First Quarter	$47.80	$36.25	$0.13000
Second Quarter	$47.87	$40.33	$0.13000
Third Quarter	$51.10	$44.87	$0.13000
Fourth Quarter (through December 21, 2016)	$61.30	$42.71	$0.13000

The closing price of the common stock of Granite Construction Incorporated on December 21, 2016 was $56.80.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Granite Construction Incorporated in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Granite Construction Incorporated.

December 2016	PS-23

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Granite Construction Incorporated – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of AECOM

AECOM	High	Low	Dividends
2008
First Quarter	$29.95	$23.01	$0.00000
Second Quarter	$34.13	$25.31	$0.00000
Third Quarter	$33.18	$23.22	$0.00000
Fourth Quarter	$30.73	$15.22	$0.00000
2009
First Quarter	$32.34	$20.30	$0.00000
Second Quarter	$32.00	$25.20	$0.00000
Third Quarter	$32.99	$26.20	$0.00000
Fourth Quarter	$28.44	$24.31	$0.00000
2010
First Quarter	$30.48	$25.45	$0.00000
Second Quarter	$30.73	$22.94	$0.00000
Third Quarter	$26.37	$22.02	$0.00000
Fourth Quarter	$28.77	$23.92	$0.00000
2011
First Quarter	$29.93	$26.15	$0.00000
Second Quarter	$28.67	$25.82	$0.00000
Third Quarter	$28.18	$17.67	$0.00000
Fourth Quarter	$21.62	$16.84	$0.00000
2012
First Quarter	$24.06	$20.80	$0.00000
Second Quarter	$22.68	$14.91	$0.00000
Third Quarter	$21.62	$15.29	$0.00000
Fourth Quarter	$24.37	$18.87	$0.00000
2013
First Quarter	$32.95	$24.28	$0.00000
Second Quarter	$32.01	$28.22	$0.00000
Third Quarter	$35.20	$28.63	$0.00000
Fourth Quarter	$32.69	$27.47	$0.00000

December 2016	PS-24

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

AECOM	High	Low	Dividends
2014
First Quarter	$32.48	$27.69	$0.00000
Second Quarter	$33.57	$30.46	$0.00000
Third Quarter	$38.13	$31.66	$0.00000
Fourth Quarter	$33.91	$28.12	$0.00000
2015
First Quarter	$31.20	$24.92	$0.00000
Second Quarter	$35.36	$30.90	$0.00000
Third Quarter	$33.10	$25.81	$0.00000
Fourth Quarter	$32.09	$27.31	$0.00000
2016
First Quarter	$31.52	$23.15	$0.00000
Second Quarter	$33.94	$29.25	$0.00000
Third Quarter	$36.17	$27.60	$0.00000
Fourth Quarter (through December 21, 2016)	$40.13	$26.92	$0.00000

The closing price of the common stock of AECOM on December 21, 2016 was $37.76.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of AECOM in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of AECOM.

AECOM – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Fastenal Company

Fastenal Company	High	Low	Dividends
2008
First Quarter	$23.47	$16.57	$0.12500
Second Quarter	$25.88	$21.58	$0.00000
Third Quarter	$27.75	$21.12	$0.13500
Fourth Quarter	$22.63	$15.94	$0.13500

December 2016	PS-25

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Fastenal Company	High	Low	Dividends
2009
First Quarter	$18.77	$13.08	$0.17500
Second Quarter	$19.37	$16.08	$0.00000
Third Quarter	$20.07	$15.28	$0.18500
Fourth Quarter	$21.10	$17.25	$0.00000
2010
First Quarter	$24.50	$20.61	$0.20000
Second Quarter	$28.24	$24.17	$0.00000
Third Quarter	$26.93	$22.55	$0.21000
Fourth Quarter	$30.06	$25.61	$0.21000
2011
First Quarter	$32.42	$28.88	$0.25000
Second Quarter	$36.01	$30.97	$0.13000
Third Quarter	$36.65	$29.47	$0.13000
Fourth Quarter	$44.32	$32.23	$0.14000
2012
First Quarter	$54.59	$43.76	$0.17000
Second Quarter	$54.65	$38.37	$0.17000
Third Quarter	$45.30	$39.03	$0.19000
Fourth Quarter	$46.69	$40.20	$0.71000
2013
First Quarter	$53.18	$46.46	$0.10000
Second Quarter	$52.18	$44.95	$0.20000
Third Quarter	$50.98	$43.99	$0.25000
Fourth Quarter	$51.90	$45.62	$0.25000
2014
First Quarter	$50.43	$42.70	$0.25000
Second Quarter	$51.20	$47.80	$0.25000
Third Quarter	$50.08	$43.74	$0.25000
Fourth Quarter	$48.21	$40.78	$0.25000
2015
First Quarter	$47.40	$39.82	$0.28000
Second Quarter	$43.41	$40.01	$0.28000
Third Quarter	$42.82	$36.13	$0.28000
Fourth Quarter	$41.64	$35.50	$0.28000
2016
First Quarter	$49.87	$36.53	$0.30000
Second Quarter	$48.93	$42.70	$0.30000
Third Quarter	$45.36	$39.92	$0.30000
Fourth Quarter (through December 21, 2016)	$49.17	$38.16	$0.30000

The closing price of the common stock of Fastenal Company on December 21, 2016 was $48.14.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Fastenal Company in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Fastenal Company.

December 2016	PS-26

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Fastenal Company – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of W.W. Grainger, Inc.

W.W. Grainger, Inc.	High	Low	Dividends
2008
First Quarter	$85.51	$71.60	$0.35000
Second Quarter	$92.75	$79.30	$0.40000
Third Quarter	$93.10	$79.80	$0.40000
Fourth Quarter	$83.40	$59.92	$0.40000
2009
First Quarter	$80.59	$61.37	$0.40000
Second Quarter	$84.43	$71.77	$0.46000
Third Quarter	$91.12	$78.31	$0.46000
Fourth Quarter	$101.43	$85.69	$0.46000
2010
First Quarter	$109.47	$97.24	$0.46000
Second Quarter	$115.64	$97.29	$0.54000
Third Quarter	$121.01	$97.54	$0.54000
Fourth Quarter	$138.65	$118.25	$0.54000
2011
First Quarter	$139.54	$130.07	$0.54000
Second Quarter	$153.65	$140.88	$0.66000
Third Quarter	$161.63	$126.11	$0.66000
Fourth Quarter	$192.31	$143.86	$0.66000
2012
First Quarter	$219.36	$185.59	$0.66000
Second Quarter	$219.90	$177.10	$0.80000
Third Quarter	$210.57	$179.02	$0.80000
Fourth Quarter	$216.72	$187.08	$0.80000
2013
First Quarter	$231.78	$203.66	$0.80000
Second Quarter	$267.34	$216.98	$0.93000
Third Quarter	$274.01	$247.20	$0.93000
Fourth Quarter	$273.04	$248.34	$0.93000

December 2016	PS-27

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

W.W. Grainger, Inc.	High	Low	Dividends
2014
First Quarter	$265.94	$229.29	$0.93000
Second Quarter	$269.22	$246.62	$1.08000
Third Quarter	$255.58	$233.07	$1.08000
Fourth Quarter	$258.86	$229.72	$1.08000
2015
First Quarter	$255.22	$230.27	$1.08000
Second Quarter	$251.24	$230.42	$1.17000
Third Quarter	$238.00	$210.88	$1.17000
Fourth Quarter	$231.44	$190.83	$1.17000
2016
First Quarter	$233.50	$182.78	$1.17000
Second Quarter	$238.73	$216.21	$1.22000
Third Quarter	$234.73	$215.27	$1.22000
Fourth Quarter (through December 21, 2016)	$239.62	$203.08	$1.22000

The closing price of the common stock of W.W. Grainger, Inc. on December 21, 2016 was $238.29.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of W.W. Grainger, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of W.W. Grainger, Inc.

W.W. Grainger, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of HD Supply Holdings, Inc.

The common stock of HD Supply Holdings, Inc. began trading on June 27, 2013 and therefore has a limited historical performance.

HD Supply Holdings, Inc.	High	Low	Dividends
2013
Second Quarter (beginning June 27, 2013)	$18.79	$18.66	$0.00000
Third Quarter	$24.74	$18.92	$0.00000
Fourth Quarter	$24.53	$19.70	$0.00000

December 2016	PS-28

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

HD Supply Holdings, Inc.	High	Low	Dividends
2014
First Quarter	$26.68	$ 20.90	$0.00000
Second Quarter	$28.77	$24.89	$0.00000
Third Quarter	$29.35	$25.23	$0.00000
Fourth Quarter	$30.18	$23.91	$0.00000
2015
First Quarter	$31.41	$27.02	$0.00000
Second Quarter	$35.50	$31.21	$0.00000
Third Quarter	$36.69	$28.10	$0.00000
Fourth Quarter	$32.17	$28.34	$0.00000
2016
First Quarter	$33.58	$22.40	$0.00000
Second Quarter	$36.42	$32.77	$0.00000
Third Quarter	$36.84	$30.54	$0.00000
Fourth Quarter (through December 21, 2016)	$43.38	$31.40	$0.00000

The closing price of the common stock of HD Supply Holdings, Inc. on December 21, 2016 was $43.38.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of HD Supply Holdings, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of HD Supply Holdings, Inc.

HD Supply Holdings, Inc. – Historical Closing Prices June 27, 2013 to December 21, 2016

Historical Performance of United Rentals, Inc.

United Rentals, Inc.	High	Low	Dividends
2008
First Quarter	$20.10	$15.54	$0.00000
Second Quarter	$22.09	$17.76	$0.00000
Third Quarter	$20.04	$14.77	$0.00000
Fourth Quarter	$13.89	$4.40	$0.00000

December 2016	PS-29

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

2009
First Quarter	$9.47	$3.03	$0.00000
Second Quarter	$6.82	$4.06	$0.00000
Third Quarter	$11.02	$5.34	$0.00000
Fourth Quarter	$11.03	$8.69	$0.00000
2010
First Quarter	$10.04	$7.02	$0.00000
Second Quarter	$14.59	$9.27	$0.00000
Third Quarter	$14.84	$8.29	$0.00000
Fourth Quarter	$23.51	$14.53	$0.00000
2011
First Quarter	$33.28	$22.87	$0.00000
Second Quarter	$34.09	$22.18	$0.00000
Third Quarter	$26.69	$13.11	$0.00000
Fourth Quarter	$30.31	$15.86	$0.00000
2012
First Quarter	$43.30	$28.96	$0.00000
Second Quarter	$46.82	$30.16	$0.00000
Third Quarter	$37.92	$27.23	$0.00000
Fourth Quarter	$45.52	$32.08	$0.00000
2013
First Quarter	$55.90	$47.57	$0.00000
Second Quarter	$59.52	$46.26	$0.00000
Third Quarter	$59.62	$49.99	$0.00000
Fourth Quarter	$77.95	$55.98	$0.00000
2014
First Quarter	$94.94	$74.46	$0.00000
Second Quarter	$107.74	$85.66	$0.00000
Third Quarter	$118.84	$105.23	$0.00000
Fourth Quarter	$119.02	$90.30	$0.00000
2015
First Quarter	$103.59	$82.31	$0.00000
Second Quarter	$105.13	$87.24	$0.00000
Third Quarter	$84.28	$59.48	$0.00000
Fourth Quarter	$79.84	$59.65	$0.00000
2016
First Quarter	$70.76	$43.34	$0.00000
Second Quarter	$74.92	$57.95	$0.00000
Third Quarter	$83.92	$63.47	$0.00000
Fourth Quarter (through December 21, 2016)	$109.12	$70.92	$0.00000

The closing price of the common stock of United Rentals, Inc. on December 21, 2016 was $108.48.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of United Rentals, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of United Rentals, Inc.

December 2016	PS-30

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

United Rentals, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Quanta Services, Inc.

Quanta Services, Inc.	High	Low	Dividends
2008
First Quarter	$25.98	$19.47	$0.00000
Second Quarter	$33.89	$23.93	$0.00000
Third Quarter	$35.22	$23.58	$0.00000
Fourth Quarter	$24.82	$10.72	$0.00000
2009
First Quarter	$23.50	$15.91	$0.00000
Second Quarter	$25.41	$20.92	$0.00000
Third Quarter	$25.10	$19.73	$0.00000
Fourth Quarter	$22.93	$17.97	$0.00000
2010
First Quarter	$22.27	$17.16	$0.00000
Second Quarter	$23.03	$19.33	$0.00000
Third Quarter	$22.50	$17.71	$0.00000
Fourth Quarter	$20.42	$17.05	$0.00000
2011
First Quarter	$24.03	$20.04	$0.00000
Second Quarter	$22.84	$18.54	$0.00000
Third Quarter	$20.86	$15.46	$0.00000
Fourth Quarter	$22.44	$17.37	$0.00000
2012
First Quarter	$22.46	$20.72	$0.00000
Second Quarter	$24.07	$20.34	$0.00000
Third Quarter	$25.82	$22.01	$0.00000
Fourth Quarter	$27.60	$23.25	$0.00000
2013
First Quarter	$29.91	$27.67	$0.00000
Second Quarter	$30.29	$25.74	$0.00000
Third Quarter	$28.49	$25.78	$0.00000
Fourth Quarter	$31.56	$27.03	$0.00000

December 2016	PS-31

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Quanta Services, Inc.	High	Low	Dividends
2014
First Quarter	$36.90	$30.03	$0.00000
Second Quarter	$37.04	$32.60	$0.00000
Third Quarter	$37.20	$33.18	$0.00000
Fourth Quarter	$35.60	$25.53	$0.00000
2015
First Quarter	$29.61	$25.79	$0.00000
Second Quarter	$30.41	$27.95	$0.00000
Third Quarter	$28.90	$21.83	$0.00000
Fourth Quarter	$26.78	$18.74	$0.00000
2016
First Quarter	$22.70	$17.29	$0.00000
Second Quarter	$24.38	$21.72	$0.00000
Third Quarter	$27.99	$23.04	$0.00000
Fourth Quarter (through December 21, 2016)	$35.67	$27.61	$0.00000

The closing price of the common stock of Quanta Services, Inc. on December 21, 2016 was $35.03.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Quanta Services, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Quanta Services, Inc.

Quanta Services, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Fluor Corporation

Fluor Corporation	High	Low	Dividends
2008
First Quarter	$75.78	$53.50	$0.10000
Second Quarter	$98.64	$74.15	$0.12500
Third Quarter	$95.71	$48.72	$0.12500
Fourth Quarter	$52.22	$29.56	$0.12500
2009
First Quarter	$49.79	$30.46	$0.12500
Second Quarter	$54.76	$35.01	$0.12500
Third Quarter	$58.21	$46.16	$0.12500
Fourth Quarter	$51.54	$39.86	$0.12500

December 2016	PS-32

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Fluor Corporation	High	Low	Dividends
2010
First Quarter	$50.20	$42.44	$0.12500
Second Quarter	$55.13	$42.22	$0.12500
Third Quarter	$50.46	$41.76	$0.12500
Fourth Quarter	$66.63	$48.19	$0.12500
2011
First Quarter	$75.63	$64.55	$0.12500
Second Quarter	$73.56	$60.48	$0.12500
Third Quarter	$67.60	$46.55	$0.12500
Fourth Quarter	$60.02	$45.49	$0.12500
2012
First Quarter	$63.99	$51.53	$0.12500
Second Quarter	$61.17	$45.12	$0.16000
Third Quarter	$60.15	$46.09	$0.16000
Fourth Quarter	$59.53	$51.39	$0.32000
2013
First Quarter	$66.33	$59.98	$0.00000
Second Quarter	$66.28	$54.16	$0.16000
Third Quarter	$72.03	$57.75	$0.16000
Fourth Quarter	$80.29	$69.60	$0.16000
2014
First Quarter	$83.65	$73.79	$0.16000
Second Quarter	$79.40	$72.98	$0.21000
Third Quarter	$78.99	$66.73	$0.21000
Fourth Quarter	$69.24	$56.29	$0.21000
2015
First Quarter	$60.69	$52.21	$0.21000
Second Quarter	$61.20	$52.97	$0.21000
Third Quarter	$52.93	$40.94	$0.21000
Fourth Quarter	$50.47	$41.46	$0.21000
2016
First Quarter	$55.25	$41.11	$0.21000
Second Quarter	$55.52	$46.14	$0.21000
Third Quarter	$53.97	$48.54	$0.21000
Fourth Quarter (through December 21, 2016)	$57.14	$44.58	$0.21000

The closing price of the common stock of Fluor Corporation on December 21, 2016 was $54.16.

On November 2, 2016, Fluor Corporation declared a cash dividend of $0.21000 per share of common stock payable on January 4, 2017. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Fluor Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Fluor Corporation.

December 2016	PS-33

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Fluor Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Kirby Corporation

Kirby Corporation	High	Low	Dividends
2008
First Quarter	$57.00	$38.16	$0.00000
Second Quarter	$60.00	$48.00	$0.00000
Third Quarter	$48.86	$36.13	$0.00000
Fourth Quarter	$38.46	$20.98	$0.00000
2009
First Quarter	$31.05	$19.94	$0.00000
Second Quarter	$35.67	$26.89	$0.00000
Third Quarter	$38.81	$29.28	$0.00000
Fourth Quarter	$36.76	$33.00	$0.00000
2010
First Quarter	$38.54	$31.35	$0.00000
Second Quarter	$43.24	$37.49	$0.00000
Third Quarter	$42.79	$36.43	$0.00000
Fourth Quarter	$45.46	$39.50	$0.00000
2011
First Quarter	$57.29	$43.75	$0.00000
Second Quarter	$57.47	$51.21	$0.00000
Third Quarter	$59.39	$47.67	$0.00000
Fourth Quarter	$65.99	$50.18	$0.00000
2012
First Quarter	$70.00	$64.93	$0.00000
Second Quarter	$66.80	$45.39	$0.00000
Third Quarter	$58.55	$46.24	$0.00000
Fourth Quarter	$61.89	$53.89	$0.00000
2013
First Quarter	$77.03	$62.40	$0.00000
Second Quarter	$82.42	$71.54	$0.00000
Third Quarter	$88.73	$79.78	$0.00000
Fourth Quarter	$99.25	$82.48	$0.00000

December 2016	PS-34

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Kirby Corporation	High	Low	Dividends
2014
First Quarter	$105.67	$93.64	$0.00000
Second Quarter	$117.14	$96.87	$0.00000
Third Quarter	$123.25	$114.95	$0.00000
Fourth Quarter	$115.08	$80.32	$0.00000
2015
First Quarter	$82.49	$72.49	$0.00000
Second Quarter	$83.90	$73.97	$0.00000
Third Quarter	$78.36	$60.31	$0.00000
Fourth Quarter	$68.72	$50.86	$0.00000
2016
First Quarter	$62.25	$45.77	$0.00000
Second Quarter	$72.71	$58.29	$0.00000
Third Quarter	$64.17	$51.90	$0.00000
Fourth Quarter (through December 21, 2016)	$69.75	$55.65	$0.00000

The closing price of the common stock of Kirby Corporation on December 21, 2016 was $67.95.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Kirby Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Kirby Corporation.

Kirby Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Reliance Steel & Aluminum Co.

Reliance Steel & Aluminum Co.	High	Low	Dividends
2008
First Quarter	$61.07	$44.50	$0.18000
Second Quarter	$77.09	$59.78	$0.10000
Third Quarter	$78.11	$36.26	$0.10000
Fourth Quarter	$36.78	$12.63	$0.00000
2009
First Quarter	$29.07	$18.72	$0.10000
Second Quarter	$43.10	$28.05	$0.10000
Third Quarter	$43.80	$33.71	$0.10000
Fourth Quarter	$45.42	$36.42	$0.00000

December 2016	PS-35

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Reliance Steel & Aluminum Co.	High	Low	Dividends
2010
First Quarter	$50.46	$39.46	$0.20000
Second Quarter	$54.96	$36.15	$0.10000
Third Quarter	$41.82	$35.35	$0.10000
Fourth Quarter	$51.73	$40.89	$0.10000
2011
First Quarter	$58.49	$51.23	$0.12000
Second Quarter	$60.05	$46.61	$0.12000
Third Quarter	$50.43	$33.68	$0.12000
Fourth Quarter	$50.11	$32.04	$0.12000
2012
First Quarter	$57.95	$50.41	$0.15000
Second Quarter	$56.94	$45.99	$0.15000
Third Quarter	$57.66	$44.98	$0.25000
Fourth Quarter	$62.10	$50.12	$0.25000
2013
First Quarter	$72.05	$62.47	$0.30000
Second Quarter	$69.56	$62.25	$0.30000
Third Quarter	$75.53	$66.00	$0.33000
Fourth Quarter	$75.84	$71.05	$0.33000
2014
First Quarter	$76.12	$66.72	$0.35000
Second Quarter	$73.83	$69.03	$0.35000
Third Quarter	$75.10	$67.61	$0.35000
Fourth Quarter	$67.48	$57.14	$0.35000
2015
First Quarter	$61.44	$52.37	$0.40000
Second Quarter	$66.33	$56.68	$0.40000
Third Quarter	$62.67	$53.35	$0.40000
Fourth Quarter	$61.33	$54.90	$0.40000
2016
First Quarter	$70.26	$51.75	$0.40000
Second Quarter	$78.32	$67.81	$0.40000
Third Quarter	$83.97	$67.86	$0.42500
Fourth Quarter (through December 21, 2016)	$86.34	$66.87	$0.42500

The closing price of the common stock of Reliance Steel & Aluminum Co. on December 21, 2016 was $83.01.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Reliance Steel & Aluminum Co. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Reliance Steel & Aluminum Co.

December 2016	PS-36

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Reliance Steel & Aluminum Co. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of USG Corporation

USG Corporation	High	Low	Dividends
2008
First Quarter	$38.25	$31.05	$0.00000
Second Quarter	$40.25	$29.57	$0.00000
Third Quarter	$30.91	$23.53	$0.00000
Fourth Quarter	$25.35	$5.66	$0.00000
2009
First Quarter	$11.47	$4.21	$0.00000
Second Quarter	$17.22	$8.00	$0.00000
Third Quarter	$19.64	$8.97	$0.00000
Fourth Quarter	$17.86	$12.99	$0.00000
2010
First Quarter	$17.50	$11.58	$0.00000
Second Quarter	$24.97	$12.08	$0.00000
Third Quarter	$13.89	$11.48	$0.00000
Fourth Quarter	$17.11	$11.85	$0.00000
2011
First Quarter	$19.40	$15.47	$0.00000
Second Quarter	$16.66	$13.15	$0.00000
Third Quarter	$14.61	$6.73	$0.00000
Fourth Quarter	$10.60	$6.13	$0.00000
2012
First Quarter	$19.00	$10.56	$0.00000
Second Quarter	$19.05	$13.55	$0.00000
Third Quarter	$23.72	$15.76	$0.00000
Fourth Quarter	$28.43	$21.06	$0.00000
2013
First Quarter	$30.44	$26.44	$0.00000
Second Quarter	$29.25	$22.19	$0.00000
Third Quarter	$28.58	$23.06	$0.00000
Fourth Quarter	$28.77	$25.13	$0.00000

December 2016	PS-37

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

USG Corporation	High	Low	Dividends
2014
First Quarter	$35.85	$28.41	$0.00000
Second Quarter	$33.16	$29.20	$0.00000
Third Quarter	$30.04	$26.45	$0.00000
Fourth Quarter	$29.65	$24.55	$0.00000
2015
First Quarter	$30.99	$25.39	$0.00000
Second Quarter	$29.08	$26.00	$0.00000
Third Quarter	$32.73	$25.89	$0.00000
Fourth Quarter	$28.00	$22.91	$0.00000
2016
First Quarter	$24.81	$16.48	$0.00000
Second Quarter	$29.52	$24.91	$0.00000
Third Quarter	$30.58	$25.62	$0.00000
Fourth Quarter (through December 21, 2016)	$32.19	$23.92	$0.00000

The closing price of the common stock of USG Corporation on December 21, 2016 was $30.31.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of USG Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of USG Corporation.

USG Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Compass Minerals International, Inc.

Compass Minerals International, Inc.	High	Low	Dividends
2008
First Quarter	$62.60	$37.11	$0.33500
Second Quarter	$85.61	$62.22	$0.33500
Third Quarter	$80.60	$47.06	$0.33500
Fourth Quarter	$59.96	$39.89	$0.33500
2009
First Quarter	$64.30	$46.51	$0.33500
Second Quarter	$58.74	$47.62	$0.33500
Third Quarter	$61.62	$46.89	$0.33500
Fourth Quarter	$69.87	$59.25	$0.33500

December 2016	PS-38

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

2010
First Quarter	$82.35	$63.04	$0.39000
Second Quarter	$80.22	$70.28	$0.39000
Third Quarter	$79.49	$70.68	$0.39000
Fourth Quarter	$89.66	$74.64	$0.39000
2011
First Quarter	$96.29	$85.35	$0.45000
Second Quarter	$97.61	$82.49	$0.45000
Third Quarter	$88.28	$66.78	$0.45000
Fourth Quarter	$80.50	$64.80	$0.45000
2012
First Quarter	$76.31	$68.38	$0.49500
Second Quarter	$77.53	$68.84	$0.49500
Third Quarter	$77.81	$70.82	$0.49500
Fourth Quarter	$80.65	$74.20	$0.49500
2013
First Quarter	$78.90	$71.71	$0.54500
Second Quarter	$89.72	$76.86	$0.54500
Third Quarter	$91.64	$71.96	$0.54500
Fourth Quarter	$81.37	$71.09	$0.54500
2014
First Quarter	$87.18	$77.09	$0.60000
Second Quarter	$95.74	$82.91	$0.60000
Third Quarter	$97.20	$84.28	$0.60000
Fourth Quarter	$91.72	$80.28	$0.60000
2015
First Quarter	$95.19	$85.89	$0.66000
Second Quarter	$95.60	$82.14	$0.66000
Third Quarter	$85.86	$77.47	$0.66000
Fourth Quarter	$85.98	$72.12	$0.66000
2016
First Quarter	$76.07	$66.62	$0.69500
Second Quarter	$80.87	$67.71	$0.69500
Third Quarter	$75.72	$68.80	$0.69500
Fourth Quarter (through December 21, 2016)	$81.85	$71.00	$0.69500

The closing price of the common stock of Compass Minerals International, Inc. on December 21, 2016 was $81.50.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Compass Minerals International, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Compass Minerals International, Inc.

December 2016	PS-39

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Compass Minerals International, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Norfolk Southern Corporation

Norfolk Southern Corporation	High	Low	Dividends
2008
First Quarter	$56.89	$44.15	$0.29000
Second Quarter	$67.38	$54.94	$0.29000
Third Quarter	$73.64	$57.82	$0.32000
Fourth Quarter	$65.04	$43.29	$0.32000
2009
First Quarter	$49.90	$26.95	$0.34000
Second Quarter	$41.23	$34.43	$0.34000
Third Quarter	$49.23	$35.87	$0.34000
Fourth Quarter	$54.24	$43.26	$0.34000
2010
First Quarter	$56.20	$46.31	$0.34000
Second Quarter	$61.15	$52.19	$0.34000
Third Quarter	$59.88	$50.50	$0.36000
Fourth Quarter	$62.99	$58.37	$0.36000
2011
First Quarter	$69.56	$60.38	$0.40000
Second Quarter	$74.93	$66.27	$0.40000
Third Quarter	$76.99	$60.44	$0.43000
Fourth Quarter	$75.75	$60.01	$0.43000
2012
First Quarter	$78.24	$64.45	$0.47000
Second Quarter	$74.41	$63.67	$0.47000
Third Quarter	$75.10	$63.63	$0.50000
Fourth Quarter	$67.71	$56.34	$0.50000
2013
First Quarter	$77.08	$63.29	$0.50000
Second Quarter	$80.36	$70.46	$0.50000
Third Quarter	$78.30	$71.66	$0.52000
Fourth Quarter	$92.87	$76.27	$0.52000

December 2016	PS-40

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Norfolk Southern Corporation	High	Low	Dividends
2014
First Quarter	$97.38	$87.76	$0.54000
Second Quarter	$104.41	$93.15	$0.54000
Third Quarter	$112.15	$100.00	$0.57000
Fourth Quarter	$117.20	$101.28	$0.57000
2015
First Quarter	$111.73	$101.07	$0.59000
Second Quarter	$106.35	$86.98	$0.59000
Third Quarter	$88.10	$72.44	$0.59000
Fourth Quarter	$97.56	$77.33	$0.59000
2016
First Quarter	$84.75	$66.60	$0.59000
Second Quarter	$93.23	$78.72	$0.59000
Third Quarter	$97.06	$83.90	$0.59000
Fourth Quarter (through December 21, 2016)	$110.69	$90.03	$0.59000

The closing price of the common stock of Norfolk Southern Corporation on December 21, 2016 was $108.05.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Norfolk Southern Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Norfolk Southern Corporation.

Norfolk Southern Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of CSX Corporation

CSX Corporation	High	Low	Dividends
2008
First Quarter	$19.14	$13.44	$0.05000
Second Quarter	$23.02	$18.77	$0.06000
Third Quarter	$22.89	$17.67	$0.07333
Fourth Quarter	$17.69	$10.18	$0.07333
2009
First Quarter	$12.23	$6.97	$0.07333
Second Quarter	$12.17	$8.85	$0.07333
Third Quarter	$16.06	$10.42	$0.07333
Fourth Quarter	$16.80	$13.88	$0.07333

December 2016	PS-41

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

CSX Corporation	High	Low	Dividends
2010
First Quarter	$17.46	$14.11	$0.08000
Second Quarter	$19.17	$16.22	$0.08000
Third Quarter	$18.71	$15.82	$0.08000
Fourth Quarter	$21.54	$18.15	$0.08667
2011
First Quarter	$26.67	$21.80	$0.08667
Second Quarter	$26.46	$24.30	$0.12000
Third Quarter	$27.01	$18.59	$0.12000
Fourth Quarter	$23.11	$18.39	$0.12000
2012
First Quarter	$23.68	$20.16	$0.12000
Second Quarter	$22.69	$20.32	$0.14000
Third Quarter	$23.39	$20.75	$0.14000
Fourth Quarter	$21.63	$19.01	$0.14000
2013
First Quarter	$24.63	$20.17	$0.14000
Second Quarter	$26.14	$22.65	$0.15000
Third Quarter	$26.75	$23.03	$0.15000
Fourth Quarter	$28.77	$25.25	$0.15000
2014
First Quarter	$29.23	$26.02	$0.15000
Second Quarter	$31.00	$27.79	$0.16000
Third Quarter	$32.46	$29.27	$0.16000
Fourth Quarter	$37.91	$29.94	$0.16000
2015
First Quarter	$36.57	$33.12	$0.16000
Second Quarter	$37.46	$32.42	$0.18000
Third Quarter	$32.90	$25.31	$0.18000
Fourth Quarter	$29.89	$24.70	$0.18000
2016
First Quarter	$27.02	$21.97	$0.18000
Second Quarter	$27.83	$24.48	$0.18000
Third Quarter	$30.50	$25.67	$0.18000
Fourth Quarter (through December 21, 2016)	$37.27	$30.17	$0.18000

The closing price of the common stock of CSX Corporation on December 21, 2016 was $36.50.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of CSX Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of CSX Corporation.

December 2016	PS-42

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

CSX Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Union Pacific Corporation

Union Pacific Corporation	High	Low	Dividends
2008
First Quarter	$32.33	$27.26	$0.11000
Second Quarter	$41.16	$31.99	$0.11000
Third Quarter	$41.95	$34.58	$0.11000
Fourth Quarter	$34.72	$21.41	$0.13500
2009
First Quarter	$27.01	$16.81	$0.13500
Second Quarter	$27.18	$20.80	$0.13500
Third Quarter	$31.81	$24.45	$0.13500
Fourth Quarter	$33.12	$27.53	$0.13500
2010
First Quarter	$37.00	$30.25	$0.13500
Second Quarter	$38.83	$33.97	$0.13500
Third Quarter	$41.15	$33.72	$0.16500
Fourth Quarter	$47.28	$40.02	$0.16500
2011
First Quarter	$49.51	$45.74	$0.19000
Second Quarter	$52.49	$47.68	$0.19000
Third Quarter	$53.38	$40.84	$0.23750
Fourth Quarter	$52.97	$39.92	$0.23750
2012
First Quarter	$58.06	$53.40	$0.30000
Second Quarter	$59.66	$52.49	$0.30000
Third Quarter	$64.22	$58.15	$0.30000
Fourth Quarter	$63.58	$58.73	$0.30000
2013
First Quarter	$71.21	$64.23	$0.34500
Second Quarter	$79.96	$67.88	$0.34500
Third Quarter	$81.69	$76.77	$0.34500
Fourth Quarter	$84.00	$75.29	$0.39500

December 2016	PS-43

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Union Pacific Corporation	High	Low	Dividends
2014
First Quarter	$94.70	$82.58	$0.39500
Second Quarter	$102.42	$90.54	$0.45500
Third Quarter	$109.58	$97.48	$0.45500
Fourth Quarter	$123.31	$98.08	$0.50000
2015
First Quarter	$123.83	$108.17	$1.05000
Second Quarter	$111.42	$95.37	$0.55000
Third Quarter	$98.82	$80.56	$0.55000
Fourth Quarter	$97.05	$75.43	$0.55000
2016
First Quarter	$84.42	$68.79	$0.55000
Second Quarter	$89.63	$78.00	$0.55000
Third Quarter	$97.53	$87.16	$0.55000
Fourth Quarter (through December 21, 2016)	$106.33	$87.89	$0.00000

The closing price of the common stock of Union Pacific Corporation on December 21, 2016 was $104.65.

On November 17, 2016, Union Pacific Corporation declared a cash dividend of $0.60500 per share of common stock payable on December 29, 2016. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Union Pacific Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Union Pacific Corporation.

Union Pacific Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of PPG Industries, Inc.

PPG Industries, Inc.	High	Low	Dividends
2008
First Quarter	$34.30	$28.75	$0.26000
Second Quarter	$33.21	$28.58	$0.26000
Third Quarter	$33.89	$27.34	$0.26000
Fourth Quarter	$28.96	$18.49	$0.26500

December 2016	PS-44

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

PPG Industries, Inc.	High	Low	Dividends
2009
First Quarter	$22.52	$14.24	$0.26500
Second Quarter	$23.25	$19.74	$0.26500
Third Quarter	$30.06	$20.81	$0.26500
Fourth Quarter	$31.04	$28.13	$0.27000
2010
First Quarter	$33.04	$28.84	$0.27000
Second Quarter	$35.64	$30.21	$0.27000
Third Quarter	$36.57	$30.28	$0.27500
Fourth Quarter	$42.11	$36.12	$0.27500
2011
First Quarter	$47.97	$40.68	$0.27500
Second Quarter	$48.25	$41.92	$0.28500
Third Quarter	$46.69	$34.41	$0.28500
Fourth Quarter	$44.69	$34.34	$0.28500
2012
First Quarter	$47.90	$42.17	$0.28500
Second Quarter	$53.60	$46.05	$0.29500
Third Quarter	$59.42	$50.33	$0.29500
Fourth Quarter	$67.68	$57.12	$0.29500
2013
First Quarter	$72.11	$65.04	$0.29500
Second Quarter	$79.47	$65.72	$0.30500
Third Quarter	$84.00	$74.22	$0.30500
Fourth Quarter	$94.83	$81.24	$0.30500
2014
First Quarter	$100.15	$88.44	$0.30500
Second Quarter	$105.08	$93.91	$0.33500
Third Quarter	$105.16	$98.37	$0.33500
Fourth Quarter	$116.23	$88.30	$0.33500
2015
First Quarter	$118.85	$110.65	$0.33500
Second Quarter	$118.29	$110.38	$0.36000
Third Quarter	$117.61	$84.51	$0.36000
Fourth Quarter	$106.76	$90.13	$0.36000
2016
First Quarter	$111.90	$89.27	$0.36000
Second Quarter	$116.55	$98.69	$0.40000
Third Quarter	$110.03	$100.21	$0.40000
Fourth Quarter (through December 21, 2016)	$103.44	$91.22	$0.40000

The closing price of the common stock of PPG Industries, Inc. on December 21, 2016 was $95.87.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of PPG Industries, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of PPG Industries, Inc.

December 2016	PS-45

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

PPG Industries, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Axalta Coating Systems Ltd.

The common stock of Axalta Coating Systems Ltd. began trading on November 12, 2014 and therefore has a limited historical performance.

Axalta Coating Systems Ltd.	High	Low	Dividends
2014
Fourth Quarter (beginning November 12, 2014)	$27.45	$20.75	$0.00000
2015
First Quarter	$29.25	$24.98	$0.00000
Second Quarter	$36.37	$27.93	$0.00000
Third Quarter	$33.52	$24.49	$0.00000
Fourth Quarter	$29.76	$25.68	$0.00000
2016
First Quarter	$29.20	$21.05	$0.00000
Second Quarter	$30.33	$25.38	$0.00000
Third Quarter	$28.97	$26.05	$0.00000
Fourth Quarter (through December 21, 2016)	$28.11	$24.53	$0.00000

The closing price of the common stock of Axalta Coating Systems Ltd. on December 21, 2016 was $27.27.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Axalta Coating Systems Ltd. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Axalta Coating Systems Ltd.

December 2016	PS-46

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Axalta Coating Systems Ltd. – Historical Closing Prices November 12, 2014 to December 21, 2016

Historical Performance of Nucor Corporation

Nucor Corporation	High	Low	Dividends
2008
First Quarter	$74.45	$50.30	$0.61000
Second Quarter	$82.07	$68.11	$0.52000
Third Quarter	$72.23	$36.98	$0.52000
Fourth Quarter	$47.26	$25.52	$0.52000
2009
First Quarter	$48.30	$30.74	$0.35000
Second Quarter	$48.97	$37.50	$0.35000
Third Quarter	$49.84	$40.40	$0.35000
Fourth Quarter	$47.10	$38.67	$0.35000
2010
First Quarter	$49.93	$39.50	$0.36000
Second Quarter	$47.67	$38.28	$0.36000
Third Quarter	$40.66	$36.38	$0.36000
Fourth Quarter	$44.58	$37.50	$0.36000
2011
First Quarter	$48.88	$43.75	$0.36250
Second Quarter	$47.64	$39.45	$0.36250
Third Quarter	$41.57	$31.25	$0.36250
Fourth Quarter	$41.17	$30.91	$0.36250
2012
First Quarter	$45.41	$40.52	$0.36500
Second Quarter	$43.49	$34.39	$0.36500
Third Quarter	$40.76	$36.82	$0.36500
Fourth Quarter	$43.97	$37.82	$0.36500
2013
First Quarter	$48.23	$43.71	$0.36750
Second Quarter	$47.10	$42.23	$0.36750
Third Quarter	$50.87	$43.55	$0.36750
Fourth Quarter	$54.62	$47.58	$0.36750

December 2016	PS-47

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Nucor Corporation	High	Low	Dividends
2014
First Quarter	$53.07	$46.62	$0.37000
Second Quarter	$53.16	$49.09	$0.37000
Third Quarter	$58.09	$49.15	$0.37000
Fourth Quarter	$55.13	$48.22	$0.37000
2015
First Quarter	$49.27	$43.65	$0.37250
Second Quarter	$49.77	$44.07	$0.37250
Third Quarter	$46.96	$37.00	$0.37250
Fourth Quarter	$43.54	$37.61	$0.37250
2016
First Quarter	$48.31	$34.86	$0.37500
Second Quarter	$51.76	$45.86	$0.37500
Third Quarter	$56.90	$45.35	$0.37500
Fourth Quarter (through December 21, 2016)	$66.75	$46.54	$0.37500

The closing price of the common stock of Nucor Corporation on December 21, 2016 was $62.14.

On November 30, 2016, Nucor Corporation declared a cash dividend of $0.37750 per share of common stock payable on February 10, 2017. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Nucor Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Nucor Corporation.

Nucor Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Steel Dynamics, Inc.

Steel Dynamics, Inc.	High	Low	Dividends
2008
First Quarter	$35.27	$23.02	$0.05000
Second Quarter	$40.67	$33.90	$0.10000
Third Quarter	$38.09	$16.06	$0.10000
Fourth Quarter	$15.92	$5.23	$0.10000

December 2016	PS-48

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Steel Dynamics, Inc.	High	Low	Dividends
2009
First Quarter	$13.79	$6.90	$0.10000
Second Quarter	$16.26	$8.98	$0.10000
Third Quarter	$17.88	$12.94	$0.07500
Fourth Quarter	$18.39	$13.39	$0.07500
2010
First Quarter	$20.19	$14.75	$0.07500
Second Quarter	$18.66	$13.19	$0.07500
Third Quarter	$15.14	$13.03	$0.07500
Fourth Quarter	$18.43	$14.05	$0.07500
2011
First Quarter	$20.46	$17.67	$0.07500
Second Quarter	$19.60	$15.07	$0.10000
Third Quarter	$16.55	$9.92	$0.10000
Fourth Quarter	$13.69	$9.35	$0.10000
2012
First Quarter	$16.48	$14.03	$0.10000
Second Quarter	$14.86	$10.41	$0.10000
Third Quarter	$13.45	$11.23	$0.10000
Fourth Quarter	$14.15	$11.24	$0.10000
2013
First Quarter	$16.09	$14.25	$0.10000
Second Quarter	$16.04	$14.19	$0.11000
Third Quarter	$17.40	$15.09	$0.11000
Fourth Quarter	$19.70	$16.38	$0.11000
2014
First Quarter	$19.22	$15.83	$0.11000
Second Quarter	$18.90	$17.18	$0.11500
Third Quarter	$24.95	$17.86	$0.11500
Fourth Quarter	$23.47	$19.16	$0.11500
2015
First Quarter	$20.40	$16.94	$0.11500
Second Quarter	$22.49	$19.78	$0.13750
Third Quarter	$21.67	$16.69	$0.13750
Fourth Quarter	$19.37	$16.56	$0.13750
2016
First Quarter	$22.83	$15.86	$0.13750
Second Quarter	$26.68	$22.37	$0.14000
Third Quarter	$27.98	$23.24	$0.14000
Fourth Quarter (through December 21, 2016)	$39.03	$23.72	$0.14000

The closing price of the common stock of Steel Dynamics, Inc. on December 21, 2016 was $37.27.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Steel Dynamics, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Steel Dynamics, Inc.

December 2016	PS-49

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Steel Dynamics, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of J.B. Hunt Transport Services, Inc.

J.B. Hunt Transport Services, Inc.	High	Low	Dividends
2008
First Quarter	$32.63	$23.72	$0.10000
Second Quarter	$36.04	$29.15	$0.10000
Third Quarter	$39.95	$31.25	$0.10000
Fourth Quarter	$33.35	$22.13	$0.10000
2009
First Quarter	$26.72	$18.59	$0.11000
Second Quarter	$32.92	$23.87	$0.11000
Third Quarter	$32.90	$26.71	$0.11000
Fourth Quarter	$34.65	$30.06	$0.11000
2010
First Quarter	$36.54	$30.29	$0.12000
Second Quarter	$37.70	$32.20	$0.12000
Third Quarter	$36.41	$32.28	$0.12000
Fourth Quarter	$40.83	$34.07	$0.12000
2011
First Quarter	$45.42	$40.17	$0.13000
Second Quarter	$48.30	$43.03	$0.13000
Third Quarter	$49.10	$35.60	$0.13000
Fourth Quarter	$46.03	$35.73	$0.13000
2012
First Quarter	$54.92	$44.23	$0.14000
Second Quarter	$60.62	$52.14	$0.14000
Third Quarter	$59.86	$51.04	$0.14000
Fourth Quarter	$60.15	$52.03	$0.29000
2013
First Quarter	$74.66	$60.77	$0.00000
Second Quarter	$75.91	$68.61	$0.15000
Third Quarter	$77.78	$71.71	$0.15000
Fourth Quarter	$77.45	$70.83	$0.15000

December 2016	PS-50

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

J.B. Hunt Transport Services, Inc.	High	Low	Dividends
2014
First Quarter	$79.29	$69.75	$0.20000
Second Quarter	$77.84	$71.51	$0.20000
Third Quarter	$79.72	$72.75	$0.20000
Fourth Quarter	$85.00	$71.30	$0.20000
2015
First Quarter	$90.01	$78.28	$0.21000
Second Quarter	$92.00	$82.09	$0.21000
Third Quarter	$85.75	$71.40	$0.21000
Fourth Quarter	$79.23	$70.62	$0.21000
2016
First Quarter	$86.71	$65.19	$0.22000
Second Quarter	$88.95	$76.92	$0.22000
Third Quarter	$85.54	$77.85	$0.22000
Fourth Quarter (through December 21, 2016)	$100.68	$77.60	$0.22000

The closing price of the common stock of J.B. Hunt Transport Services, Inc. on December 21, 2016 was $97.01.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of J.B. Hunt Transport Services, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of J.B. Hunt Transport Services, Inc.

J.B. Hunt Transport Services, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Old Dominion Freight Line, Inc.

Old Dominion Freight Line, Inc.	High	Low	Dividends
2008
First Quarter	$14.63	$9.27	$0.00000
Second Quarter	$14.90	$12.20	$0.00000
Third Quarter	$17.20	$11.97	$0.00000
Fourth Quarter	$13.48	$8.46	$0.00000

December 2016	PS-51

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Old Dominion Freight Line, Inc.	High	Low	Dividends
2009
First Quarter	$13.00	$8.46	$0.00000
Second Quarter	$14.92	$10.77	$0.00000
Third Quarter	$16.94	$13.41	$0.00000
Fourth Quarter	$14.98	$10.81	$0.00000
2010
First Quarter	$15.32	$11.80	$0.00000
Second Quarter	$16.88	$14.49	$0.00000
Third Quarter	$17.88	$15.02	$0.00000
Fourth Quarter	$21.36	$16.43	$0.00000
2011
First Quarter	$23.39	$20.04	$0.00000
Second Quarter	$25.33	$22.58	$0.00000
Third Quarter	$26.50	$18.69	$0.00000
Fourth Quarter	$27.57	$18.54	$0.00000
2012
First Quarter	$32.78	$25.84	$0.00000
Second Quarter	$32.47	$27.31	$0.00000
Third Quarter	$31.80	$26.12	$0.00000
Fourth Quarter	$34.85	$29.10	$0.00000
2013
First Quarter	$38.24	$34.65	$0.00000
Second Quarter	$43.62	$36.10	$0.00000
Third Quarter	$46.43	$42.57	$0.00000
Fourth Quarter	$53.02	$45.88	$0.00000
2014
First Quarter	$57.02	$52.02	$0.00000
Second Quarter	$64.66	$54.25	$0.00000
Third Quarter	$72.15	$61.38	$0.00000
Fourth Quarter	$81.04	$62.56	$0.00000
2015
First Quarter	$80.38	$70.12	$0.00000
Second Quarter	$75.56	$67.50	$0.00000
Third Quarter	$74.12	$60.81	$0.00000
Fourth Quarter	$65.55	$57.25	$0.00000
2016
First Quarter	$69.84	$50.59	$0.00000
Second Quarter	$72.15	$57.15	$0.00000
Third Quarter	$71.13	$60.07	$0.00000
Fourth Quarter (through December 21, 2016)	$91.47	$69.05	$0.00000

The closing price of the common stock of Old Dominion Freight Line, Inc. on December 21, 2016 was $87.58.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Old Dominion Freight Line, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Old Dominion Freight Line, Inc.

December 2016	PS-52

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Old Dominion Freight Line, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Republic Services, Inc.

Republic Services, Inc.	High	Low	Dividends
2008
First Quarter	$31.91	$28.60	$0.17000
Second Quarter	$34.25	$29.63	$0.17000
Third Quarter	$35.05	$27.90	$0.17000
Fourth Quarter	$29.41	$18.43	$0.19000
2009
First Quarter	$26.60	$15.85	$0.19000
Second Quarter	$24.41	$16.88	$0.19000
Third Quarter	$27.30	$23.41	$0.19000
Fourth Quarter	$29.57	$25.77	$0.19000
2010
First Quarter	$29.51	$25.62	$0.19000
Second Quarter	$31.58	$28.07	$0.19000
Third Quarter	$32.65	$29.26	$0.19000
Fourth Quarter	$31.87	$27.88	$0.20000
2011
First Quarter	$31.29	$28.56	$0.20000
Second Quarter	$32.94	$29.41	$0.20000
Third Quarter	$31.65	$24.76	$0.20000
Fourth Quarter	$29.52	$25.82	$0.22000
2012
First Quarter	$30.70	$27.30	$0.22000
Second Quarter	$31.14	$25.39	$0.22000
Third Quarter	$28.93	$25.85	$0.22000
Fourth Quarter	$29.96	$26.48	$0.23500
2013
First Quarter	$33.00	$29.53	$0.23500
Second Quarter	$35.09	$32.26	$0.23500
Third Quarter	$35.44	$32.16	$0.23500
Fourth Quarter	$35.15	$32.37	$0.26000

December 2016	PS-53

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Republic Services, Inc.	High	Low	Dividends
2014
First Quarter	$34.40	$31.53	$0.26000
Second Quarter	$38.13	$34.07	$0.26000
Third Quarter	$39.55	$36.83	$0.26000
Fourth Quarter	$40.89	$37.68	$0.28000
2015
First Quarter	$41.91	$39.34	$0.28000
Second Quarter	$41.23	$39.04	$0.28000
Third Quarter	$43.51	$39.43	$0.28000
Fourth Quarter	$45.25	$41.21	$0.30000
2016
First Quarter	$48.72	$42.20	$0.30000
Second Quarter	$51.31	$45.62	$0.30000
Third Quarter	$52.61	$49.52	$0.30000
Fourth Quarter (through December 21, 2016)	$57.50	$49.49	$0.32000

The closing price of the common stock of Republic Services, Inc. on December 21, 2016 was $57.29.

On October 27, 2016, Republic Services, Inc. declared a cash dividend of $0.32000 per share of common stock payable on January 16, 2017. We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Republic Services, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Republic Services, Inc.

Republic Services, Inc. – Historical Closing Prices January 2, 2008 to December 21, 2016

Historical Performance of Covanta Holding Corporation

Covanta Holding Corporation	High	Low	Dividends
2008
First Quarter	$29.42	$23.95	$0.00000
Second Quarter	$29.96	$26.22	$0.00000
Third Quarter	$29.38	$22.89	$0.00000

December 2016	PS-54

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Covanta Holding Corporation	High	Low	Dividends

Fourth Quarter	$23.50	$17.35	$0.00000
2009
First Quarter	$22.68	$12.92	$0.00000
Second Quarter	$17.16	$13.10	$0.00000
Third Quarter	$18.86	$16.36	$0.00000
Fourth Quarter	$18.45	$16.67	$0.00000
2010
First Quarter	$19.54	$16.49	$0.00000
Second Quarter	$18.62	$14.47	$0.00000
Third Quarter	$16.79	$14.30	$1.50000
Fourth Quarter	$17.59	$15.47	$0.00000
2011
First Quarter	$17.54	$16.54	$0.00000
Second Quarter	$17.59	$16.07	$0.07500
Third Quarter	$17.59	$13.58	$0.07500
Fourth Quarter	$15.49	$13.02	$0.07500
2012
First Quarter	$16.69	$13.49	$0.07500
Second Quarter	$17.15	$15.42	$0.15000
Third Quarter	$17.87	$16.28	$0.15000
Fourth Quarter	$18.96	$16.97	$0.30000
2013
First Quarter	$20.15	$18.55	$0.00000
Second Quarter	$20.77	$19.20	$0.16500
Third Quarter	$21.79	$19.97	$0.16500
Fourth Quarter	$21.63	$17.16	$0.16500
2014
First Quarter	$18.65	$16.48	$0.16500
Second Quarter	$20.61	$17.52	$0.18000
Third Quarter	$21.56	$20.39	$0.18000
Fourth Quarter	$25.10	$20.83	$0.25000
2015
First Quarter	$22.83	$20.35	$0.25000
Second Quarter	$22.75	$20.12	$0.25000
Third Quarter	$21.69	$17.20	$0.25000
Fourth Quarter	$18.24	$13.79	$0.25000
2016
First Quarter	$17.39	$12.62	$0.25000
Second Quarter	$17.04	$15.75	$0.25000
Third Quarter	$17.01	$14.56	$0.25000
Fourth Quarter (through December 21, 2016)	$15.85	$13.60	$0.25000

The closing price of the common stock of Covanta Holding Corporation on December 21, 2016 was $15.45.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Covanta Holding Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Covanta Holding Corporation.

December 2016	PS-55

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

Covanta Holding Corporation – Historical Closing Prices January 2, 2008 to December 21, 2016

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities,

December 2016	PS-56

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of ours and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $43.00 for each $1,000 security sold in this offering (or up to $11.00 per security in the case of sales to fee-based advisory accounts). The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $43.00 for each security they sell to accounts other than fee-based advisory accounts. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $11.00 for each security they sell to fee-based advisory accounts.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

December 2016	PS-57

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in

December 2016	PS-58

Citigroup Global Markets Holdings Inc.
Securities Based on a Basket of Thirty Stocks Due December 24, 2020

accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated October 14, 2016, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on October 14, 2016, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2016 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

December 2016	PS-59